                                  EXHIBIT 99.3




                                 CSK AUTO, INC.

                                   (as Issuer)


                              CSK AUTO CORPORATION
                      AUTOMOTIVE INFORMATION SYSTEMS, INC.
                                CSKAUTO.COM, INC.


                               (each a Guarantor)


                            12% SENIOR NOTES DUE 2006



                                    INDENTURE


                          DATED AS OF DECEMBER 21, 2001



                              THE BANK OF NEW YORK

                                  (as Trustee)

                                TABLE OF CONTENTS

                                                                                                            PAGE
                                                                                                            ----
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE...............................................            1
         SECTION 1.1       DEFINITIONS.............................................................            1
         SECTION 1.2       OTHER DEFINITIONS.......................................................           27
         SECTION 1.3       INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.......................           28
         SECTION 1.4       RULES OF CONSTRUCTION...................................................           28

ARTICLE II THE NOTES...............................................................................           29
         SECTION 2.1       FORM AND DATING.........................................................           29
         SECTION 2.2       EXECUTION AND AUTHENTICATION............................................           30
         SECTION 2.3       REGISTRAR, PAYING AGENT AND DEPOSITARY..................................           30
         SECTION 2.4       PAYING AGENT TO HOLD MONEY IN TRUST.....................................           30
         SECTION 2.5       HOLDER LISTS............................................................           31
         SECTION 2.6       TRANSFER AND EXCHANGE...................................................           31
         SECTION 2.7       REPLACEMENT NOTES.......................................................           45
         SECTION 2.8       OUTSTANDING NOTES.......................................................           45
         SECTION 2.9       TREASURY NOTES..........................................................           46
         SECTION 2.10      TEMPORARY NOTES.........................................................           46
         SECTION 2.11      CANCELLATION............................................................           46
         SECTION 2.12      DEFAULTED INTEREST......................................................           46
         SECTION 2.13      CUSIP NUMBERS...........................................................           48
         SECTION 2.14      ISSUANCE OF ADDITIONAL NOTES............................................           48

ARTICLE III REDEMPTION.............................................................................           48
         SECTION 3.1       NOTICES TO TRUSTEE......................................................           48
         SECTION 3.2       SELECTION OF NOTES TO BE REDEEMED.......................................           48
         SECTION 3.3       NOTICE OF REDEMPTION....................................................           49
         SECTION 3.4       EFFECT OF NOTICE OF REDEMPTION..........................................           50
         SECTION 3.5       DEPOSIT OF REDEMPTION PRICE.............................................           50
         SECTION 3.6       NOTES REDEEMED IN PART..................................................           50
         SECTION 3.7       OPTIONAL REDEMPTION.....................................................           50
         SECTION 3.8       NO MANDATORY REDEMPTION.................................................           51

ARTICLE IV COVENANTS...............................................................................           51
         SECTION 4.1       PAYMENT OF NOTES........................................................           51
         SECTION 4.2       MAINTENANCE OF OFFICE OR AGENCY.........................................           52
         SECTION 4.3       SEC REPORTS AND REPORTS TO HOLDERS......................................           52
         SECTION 4.4       COMPLIANCE CERTIFICATE..................................................           53
         SECTION 4.5       TAXES...................................................................           53
         SECTION 4.6       STAY, EXTENSION AND USURY LAWS..........................................           54
         SECTION 4.7       LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED
                           CAPITAL STOCK ..........................................................           54
         SECTION 4.8       LIMITATION ON LIENS.....................................................           56
         SECTION 4.9       LIMITATION ON RESTRICTED PAYMENTS.......................................           56

         SECTION 4.10      LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING
                           SUBSIDIARIES ...........................................................           58
         SECTION 4.11      LIMITATION ON LINES OF BUSINESS ........................................           59
         SECTION 4.12      LIMITATION ON TRANSACTIONS WITH AFFILIATES..............................           59
         SECTION 4.13      LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK.......................           60
         SECTION 4.14      REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL           63
         SECTION 4.15      SUBSIDIARY GUARANTORS...................................................           64
         SECTION 4.16      LIMITATION ON STATUS AS INVESTMENT COMPANY..............................           65
         SECTION 4.17      MAINTENANCE OF PROPERTIES...............................................           65
         SECTION 4.18      CORPORATE EXISTENCE.....................................................           65
         SECTION 4.19      CALCULATION OF ORIGINAL ISSUE DISCOUNT..................................           65

ARTICLE V SUCCESSORS...............................................................................           66
         SECTION 5.1       MERGER, CONSOLIDATION OR SALE OF ASSETS.................................           66
         SECTION 5.2       SUCCESSOR CORPORATION SUBSTITUTED.......................................           67

ARTICLE VI DEFAULTS AND REMEDIES...................................................................           67
         SECTION 6.1       EVENTS OF DEFAULT.......................................................           67
         SECTION 6.2       ACCELERATION............................................................           69
         SECTION 6.3       OTHER REMEDIES..........................................................           70
         SECTION 6.4       WAIVER OF PAST DEFAULTS.................................................           70
         SECTION 6.5       CONTROL BY MAJORITY.....................................................           71
         SECTION 6.6       LIMITATION ON SUITS ....................................................           71
         SECTION 6.7       RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT...........................           72
         SECTION 6.8       COLLECTION SUIT BY TRUSTEE..............................................           72
         SECTION 6.9       TRUSTEE MAY FILE PROOFS OF CLAIM........................................           72
         SECTION 6.10      PRIORITIES..............................................................           73
         SECTION 6.11      UNDERTAKING FOR COSTS...................................................           73

ARTICLE VII TRUSTEE................................................................................           73
         SECTION 7.1       DUTIES OF TRUSTEE ......................................................           73
         SECTION 7.2       RIGHTS OF TRUSTEE.......................................................           75
         SECTION 7.3       INDIVIDUAL RIGHTS OF TRUSTEE ...........................................           76
         SECTION 7.4       TRUSTEE'S DISCLAIMER ...................................................           76
         SECTION 7.5       NOTICE OF DEFAULTS......................................................           76
         SECTION 7.6       REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES..............................           77
         SECTION 7.7       COMPENSATION AND INDEMNITY..............................................           77
         SECTION 7.8       REPLACEMENT OF TRUSTEE..................................................           78
         SECTION 7.9       SUCCESSOR TRUSTEE BY MERGER, ETC........................................           79
         SECTION 7.10      ELIGIBILITY; DISQUALIFICATION...........................................           79
         SECTION 7.11      PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.......................           79

ARTICLE VIII LEGAL DEFEASANCE AND COVENANT DEFEASANCE..............................................           80
         SECTION 8.1       OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE ...............           80

         SECTION 8.2       LEGAL DEFEASANCE AND DISCHARGE .........................................           80
         SECTION 8.3       COVENANT DEFEASANCE.....................................................           80
         SECTION 8.4       CONDITIONS TO LEGAL OR COVENANT DEFEASANCE..............................           81
         SECTION 8.5       DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER
                           MISCELLANEOUS PROVISIONS................................................           82
         SECTION 8.6       REPAYMENT TO COMPANY....................................................           83
         SECTION 8.7       REINSTATEMENT...........................................................           83

ARTICLE IX AMENDMENT, SUPPLEMENT AND WAIVER........................................................           84
         SECTION 9.1       WITHOUT CONSENT OF HOLDERS OF NOTES.....................................           84
         SECTION 9.2       WITH CONSENT OF HOLDERS OF NOTES........................................           85
         SECTION 9.3       COMPLIANCE WITH TRUST INDENTURE ACT.....................................           86
         SECTION 9.4       REVOCATION AND EFFECT OF CONSENTS.......................................           87
         SECTION 9.5       NOTATION ON OR EXCHANGE OF NOTES........................................           87
         SECTION 9.6       TRUSTEE TO SIGN AMENDMENTS, ETC.........................................           87

ARTICLE X GUARANTEES...............................................................................           88
         SECTION 10.1      GUARANTEES..............................................................           88
         SECTION 10.2      EXECUTION AND DELIVERY OF GUARANTEES....................................           89
         SECTION 10.3      GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS......................           90
         SECTION 10.4      RELEASE OF GUARANTORS...................................................           91
         SECTION 10.5      LIMITATION OF GUARANTOR'S LIABILITY; CERTAIN BANKRUPTCY EVENTS .........           91
         SECTION 10.6      APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE GUARANTORS...........           92

ARTICLE XI MISCELLANEOUS...........................................................................           92
         SECTION 11.1      TRUST INDENTURE ACT CONTROLS............................................           92
         SECTION 11.2      NOTICES.................................................................           93
         SECTION 11.3      COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES ..........           94
         SECTION 11.4      CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT......................           94
         SECTION 11.5      STATEMENTS REQUIRED IN CERTIFICATE OR OPINION...........................           94
         SECTION 11.6      RULES BY TRUSTEE AND AGENTS ............................................           95
         SECTION 11.7      NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS           95
         SECTION 11.8      GOVERNING LAW ..........................................................           95
         SECTION 11.9      NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS ..........................           95
         SECTION 11.10     SUCCESSORS .............................................................           95
         SECTION 11.11     SEVERABILITY............................................................           96
         SECTION 11.12     COUNTERPART ORIGINALS...................................................           96
         SECTION 11.13     TABLE OF CONTENTS, HEADINGS, ETC........................................           96

EXHIBIT A [FORM OF NOTE]...........................................................................          A-1

EXHIBIT B FORM OF CERTIFICATE OF TRANSFER..........................................................          B-1

EXHIBIT C FORM OF CERTIFICATE OF EXCHANGE..........................................................          C-1

EXHIBIT D FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR.....................          D-1

EXHIBIT E FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS..................          E-1

                             CROSS-REFERENCE TABLE*

TIA SECTION                                                    INDENTURE SECTION
-----------                                                    -----------------
310(a)(1)............................................                       7.10
   (a)(2)............................................                       7.10
   (a)(3)............................................                       N.A.
   (a)(4)............................................                       N.A.
   (a)(5)............................................                  7.8; 7.10
   (b)...............................................            7.8; 7.10; 11.2
   (c)...............................................                       N.A.
311(a)...............................................                       7.11
   (b)...............................................                       7.11
   (c)...............................................                       N.A.
312(a)...............................................                        2.5
   (b)...............................................                       11.3
   (c)...............................................                       11.3
313(a)...............................................                        7.6
   (b)(1)............................................                       N.A.
   (b)(2)............................................                        7.6
   (c)...............................................                  7.6; 11.2
   (d)...............................................                        7.6
314(a)...............................................             4.3; 4.4; 11.2
   (b)...............................................                       N.A.
   (c)(1)............................................                       11.4
   (c)(2)............................................                       11.4
   (c)(3)............................................                       N.A.
   (d)...............................................                       N.A.
   (e)...............................................                       11.5
   (f)...............................................                       N.A.
315(a)...............................................                     7.1(b)
   (b)...............................................                  7.5; 11.2
   (c)...............................................                     7.1(a)
   (d)...............................................                     7.1(c)
   (e)...............................................                       6.11
316(a)(last sentence)................................                        2.9
   (a)(1)(A).........................................                        6.5
   (a)(1)(B).........................................                        6.4
   (a)(2)............................................                       N.A.
   (b)...............................................                        6.7
   (c)...............................................                        6.4
317(a)(1)............................................                        6.8
   (a)(2)............................................                        6.9
   (b)...............................................                        2.4
318(a)...............................................                       11.1
   (c)...............................................                       11.1

------------------------------

N.A. means not applicable

*This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

                  INDENTURE, dated as of December 21, 2001, among CSK Auto, Inc., an Arizona corporation (the "Company"), the Guarantors (as defined), and The Bank of New York, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12 % Senior Notes due 2006 (the "Series A Notes") and the 12% Series B Senior Notes due 2006 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):


                                    ARTICLE I
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE


SECTION I.1       DEFINITIONS

                  "144A Global Note" means one or more Global Notes bearing the Private Placement Legend, that shall be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

                  "Accrued Bankruptcy Interest" means, with respect to any Indebtedness, all interest accruing thereon after the filing of a petition by or against the Company or any of its Subsidiaries or any parent under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

                  "Acquired Indebtedness" means (i) Indebtedness (including Disqualified Capital Stock) of any Person existing at the time such Person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

                  "Acquisition" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

                  "Additional Assets" means (i) any property or assets to be used by the Company or a Subsidiary in a Related Business, (ii) the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Subsidiary or (iii) Capital Stock constituting a minority of interest in any Person that at such time is a Subsidiary; provided that, in the case of clauses (ii) and (iii), such Subsidiary is engaged in a Related Business.

                  "Additional Notes" means additional Notes which may be issued after the Issue Date pursuant to this Indenture (other than pursuant to an Exchange Offer or otherwise in exchange for or in replacement of outstanding Notes). All references herein to "Notes" shall be deemed to include Additional Notes.

                  "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided that with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to possess control.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

                  "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

                  "Bankruptcy Code" means the United States Bankruptcy Code, codified at 11 U.S.C. Section 101-1330, as amended.

                  "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

                  "Beneficial Owner" or "beneficial owner" for purposes of the definition of Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable.

                  "Board of Directors" means, with respect to any Person, the board of directors (or, if such Person is not a corporation, the equivalent board of managers or members or body performing similar functions for such Person) of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

                  "Broker-Dealer" means any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

                  "Capital Contribution" means any contribution to the equity of the Company from a direct or indirect parent of the Company for which no consideration other than the issuance of Qualified Capital Stock is given.

                  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  "Capital Stock" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership, partnership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but in each case excluding any debt securities convertible into such stock, interests or other equivalents.

                  "Cash Equivalent" means:

                  (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof), or

                  (2) time deposits and certificates of deposit of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by any such bank (or by the parent corporation thereof), or

                  (3) commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc.

                  (4) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500 million for direct obligations issued by or fully guaranteed by the United States on which the Company shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of repurchase obligations and

                  (5) interests in money market mutual funds which invest solely in assets or securities of the type described in subparagraphs (1),
         (2), (3) or (4) hereof, and in the case of each of (1), (2), (3) and
         (4) hereof, maturing within one year after the date of acquisition.

                  "Change of Control" means such time as (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Initial Control Group, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the voting Capital Stock of the Company or Holdings, as the case may be; provided that the Initial Control Group "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the voting Capital Stock of the Company or Holdings, as the case may be, than such other person and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or Holdings, as the case may be (for purposes of this definition, such other person shall be deemed to beneficially own any voting Capital Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in this definition), directly or indirectly, more than 35% of the voting power of the voting Capital Stock of such parent corporation and the Initial Control Group "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the voting Capital Stock of such parent corporation and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation) or (2) any Person (other than the Initial Control Group) (A) nominates one or more individuals for election to the Board of Directors of the Company or Holdings, as the case may be, (B) solicits proxies, authorizations or consents in connection therewith and (C) such number of nominees of such Person elected to serve on the board of directors in such election and all previous elections after the Issue Date and which are still serving on such Board of Directors represents a majority of the board of directors of the Company or Holdings, as the case may be, following such election.

                  "Clearstream" means Clearstream Banking Luxembourg, or its successors.

                  "Commission" means the United States Securities and Exchange Commission.

                  "Consolidation" means, with respect to the Company, the consolidation of the accounts of the Subsidiaries with those of the Company, all in accordance with GAAP; provided that "consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "consolidated" has a correlative meaning to the foregoing.

                  "Consolidated Coverage Ratio" of any Person means, for any period, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Fixed Charges, each determined for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues Preferred Stock subsequent to the commencement of the four-quarter reference period for which the Consolidated Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Coverage Ratio is made (the "Calculation Date"), which Indebtedness or Preferred Stock remains outstanding on the Calculation Date, then the Consolidated Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, and to the discharge of any other Indebtedness or Preferred Stock repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (A) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period, (B) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and
(C) the Consolidated Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or business disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges shall not be obligations of the Company or any of its Subsidiaries following the Calculation Date.

                  "Consolidated EBITDA" means, for any period, the sum, without duplication, of (i) Consolidated Net Income of the Company for such period, plus
(ii) Consolidated Fixed Charges of the Company for such period, plus (iii) provision for taxes based on income or profits for such period (to the extent such income or profits were included in computing such Consolidated Net Income for such period), plus (iv) consolidated depreciation, amortization and other non-cash charges of the Company and its Subsidiaries that were deducted in determining such Consolidated Net Income for such period, plus (v) to the extent deducted in determining such Consolidated Net Income for such period, expenses during such period consisting of internal software development costs that are expensed by the Company but that could have been capitalized during such period in accordance with GAAP and minus (vi) cash payments with respect to any non-recurring, non-cash charges previously added back pursuant to clause (iv); provided that Consolidated Net Income shall exclude the impact of foreign currency translations. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

                  "Consolidated Fixed Charges" means, for any period, the sum, without duplication, of (i) the consolidated interest expense of the Company and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financing, and net payments (if any) pursuant to Interest Swap and Hedging Obligations (but excluding commitment fees and other periodic bank charges)), (ii) the consolidated interest expense of the Company and its Subsidiaries that was capitalized during such period, (iii) the interest expense on Indebtedness of another Person that is guaranteed by the Company or one of its Subsidiaries or secured by a Lien on assets of the Company or one of its Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) the product of (A) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of Preferred Stock of such Person payable to a party other than the Company or a Wholly Owned Subsidiary, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, on a consolidated basis and in accordance with GAAP.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not the Company or a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles (effected either through cumulative effect adjustment or a retroactive application) shall be excluded,
(v) the Net Income of, or any dividends or other distributions from, any Unrestricted Subsidiary, to the extent otherwise included, shall be excluded, except to the extent actually distributed to the Company or one of its Subsidiaries, (vi) all other extraordinary gains and extraordinary losses shall be excluded (vii) any Permitted Payments to Holdings (net of tax benefits related thereto), to the extent that such payments are for items which are accounted for as expenses by Holdings (including, without limitation, all payments of federal, state and local income taxes), shall be included, and
(viii) any increase in the Company's Net Income attributable to the cancellation, conversion or retirement of the Existing Convertible Debentures, if any, shall be excluded.

                  "Consolidated Net Worth" of any person at any date means the aggregate consolidated stockholders' equity of such Person (plus amounts of equity attributable to Preferred Stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such Person and its Consolidated Subsidiaries, (b) all upward revaluations and other write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of going concern businesses made within 12 months after the acquisition of such business) in the book value of any asset of such Person or a Consolidated Subsidiary of such Person subsequent to the Issue Date, and (c) all Investments in subsidiaries that are not Consolidated Subsidiaries (except, in each case, Permitted Investments) and in Persons that are not Subsidiaries.

                  "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

                  "Corporate Trust Office" means the principal office of the Trustee at which at any time, its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 21 West, New York, New York, 10286, Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

                  "Credit Agreement" means the credit agreement dated as of the Issue Date by and among the Company, certain of its Subsidiaries, Holdings, and certain financial institutions initially providing for (A) a term loan facility, and (B) a revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders (or Affiliates thereof) party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any credit agreement:

                  (6) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby;

                  (7) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns; or

                  (8) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder.

                  "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                  "Definitive Note" means one or more certificated Notes registered in the name of the Holder thereof and issued in accordance with
Section 2.6 hereof, in the form of Exhibit A hereto except that such Note shall not include the information called for by footnotes 3, 4 and 8 thereof.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include such successor.

                  "Disqualified Capital Stock" means with respect to any Person,
(a) Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased including at the option of the holder thereof by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes and (b) any Equity Interests of any Subsidiary of such Person other than any common equity with no preferences, privileges, and no redemption or repayment provisions. Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Company to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that the Company may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Company's purchase of the Notes as are required to be purchased pursuant to the provisions of this Indenture as described under Sections 4.13 and 4.14 hereof.

                  "Distribution Compliance Period" means the 40-day distribution compliance period as defined in Regulation S.

                  "Equity Interests" means Capital Stock or partnership, participation or membership interests and all warrants, options or other rights to acquire Capital Stock or partnership, participation or membership interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock or partnership, participation or membership interests).

                  "Equity Offering" means (a) an underwritten public offering pursuant to a registration statement filed with the Commission in accordance with the Securities Act of (1) Equity Interests (other than Disqualified Capital Stock) of the Company or (2) Equity Interests (other than Disqualified Capital Stock) of Holdings, to the extent that the cash proceeds therefrom are used as a Capital Contribution to the Company or (b) an unregistered offering for cash of
(1) Equity Interests (other than Disqualified Capital Stock) of the Company or
(2) Equity Interests (other than Disqualified Capital Stock) of Holdings, to the extent that the cash proceeds therefrom are used as a Capital Contribution to the Company, in either case resulting in net proceeds to the Company of $30 million or more.

                  "Euroclear" means Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear system.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means Series B Notes issued pursuant to an Exchange Offer.

                  "Exchange Offer" means an offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Exchange Notes for Series A Notes.

                  "Exchange Offer Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

                  "Exempted Affiliate Transaction" means (a) transactions under the agreement dated on or before the Issue Date (the "Real Estate Agreement") among one or more Affiliates of the Carmel Trust and the Company in accordance with the terms of such Real Estate Agreement as in effect on the Issue Date and any amendments, modifications, restatements, renewals or supplements thereto; provided that any such amendment, modification, restatement, renewal or supplement to the Real Estate Agreement contains provisions that are no less favorable to the Holders of the Notes than those contained in the Real Estate Agreement as in effect on the Issue Date and has been approved by a majority of the disinterested members of the Board of Directors as evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee, (b) customary employment agreements and compensation and benefit arrangements with employees, officers, directors or consultants entered into by the Company or any of its Subsidiaries in the ordinary course of business of the Company or such Subsidiary, (c) transactions solely between or among the Company and any of its Consolidated Subsidiaries or solely among Consolidated Subsidiaries of the Company, (d) transactions that are permitted under Section
4.9 hereof or (e) the provision of administrative or management services by the Company or any of its officers to any of its Subsidiaries in the ordinary course of business.

                  "Existing Convertible Debentures" means (1) the Convertible Subordinated Notes due September 1, 2006, issued by Holdings, (2) the intercompany note related thereto, and (3) any convertible securities issued by Holdings on the Issue Date and the proceeds thereof.

                  "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries (other than (i) Indebtedness under the Credit Agreement,
(ii) Indebtedness under the Third Amended and Restated Credit Agreement, dated as of September 30, 1999, among the Company, The Chase Manhattan Bank, DLJ Capital Funding, Inc., Lehman Commercial Paper Inc., and the lenders from time to time parties thereto, as amended to the Issue Date, and (iii) the Existing Convertible Debentures) in existence on the Issue Date, reduced to the extent such amounts are repaid, refinanced or retired.

                  "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Company.

                  "Foreign Subsidiary" means any Subsidiary of the Company which
(i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

                  "GAAP" means United States generally accepted accounting principles, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP as in effect on the Issue Date.

                  "Global Notes" means one or more Notes in the form of Exhibit A hereto, which includes the information referred to in footnotes 3, 4 and 8 to the form of Note attached hereto as Exhibit A, issued under this Indenture, that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

                  "Global Note Legend" means the legend set forth in Section 2.6(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. When used with respect to the Notes, a "Guarantee" means a guarantee by the Guarantors of all or any part of the Notes, in accordance with
Article X hereof.

                  "Guarantors" means the Parent Guarantor, together with the Subsidiary Guarantors.

                  "Holder" means a Person in whose name a Note is registered on the Registrar's books.

                  "Holdings" means CSK Auto Corporation, a Delaware corporation.

                  "Indebtedness" of any Person means, without duplication,

                  (2) all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (2) evidenced by bonds, notes, debentures or similar instruments, or
(3) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

                  (3) all liabilities and obligations, contingent or otherwise, of such Person (1) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (2) relating to any Capitalized Lease Obligation, or (3) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;

                  (4) all net obligations of such Person under Interest Swap and Hedging Obligations;

                  (5) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such Person has guaranteed or provided credit support or that is otherwise its legal liability or which are secured by any assets or property of such Person;

                  (6) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and

                  (7) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends).

         For purposes hereof, the "maximum fixed repurchase price of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

         The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount shall not be deemed to be an incurrence and (2) the principal amount thereof, in the case of any other Indebtedness.

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                  "Indirect Participant" means an entity that, with respect to the Depository Trust Company, clears through or maintains a direct or indirect, custodial relationship with a Participant.

                  "Initial Control Group" means (i) Investcorp, (ii) members of the Management Group, (iii) any Person to the extent acting in the capacity of an underwriter in connection with a public or private offering of the Company's or Holding's Capital Stock and (iv) any Affiliate of Investcorp.

                  "Initial Purchasers" mean the initial purchasers of the Series A Notes under the Purchase Agreement.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

                  "Interest Payment Date" means the stated due date of an installment of interest on the Notes.

                  "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

                  "Investcorp" means INVESTCORP S.A., a Luxembourg corporation.

                  "Investment" by any Person in any other Person means (without duplication):

                  (8) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of Equity Interests, capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person;

                  (9) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection, advances to officers or employees or deposits arising in the ordinary course of business);

                  (10) other than guarantees of Indebtedness of the Company or any Subsidiary Guarantor to the extent permitted under Section 4.7 hereof, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

                  (11) the making of any capital contribution by such Person to such other Person; and

                  (12) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary.

The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer. The Company or any of its Subsidiaries shall be deemed to have made an Investment in a Person that is or was required to be a Subsidiary Guarantor if, upon the issuance, sale or other disposition of any portion of the Company's or the Subsidiary's ownership in the Capital Stock of such Person, such Person ceases to be a Subsidiary Guarantor and the Company or any of its Subsidiaries retains any rights or interests that would constitute an "Investment" under clauses (a) through (e) above. The fair market value of each Investment shall be measured at the time made or returned, as applicable.

                  "Investment Company Act" means the Investment Company Act of 1940, as amended.

                  "Issue Date" means the date of first issuance of the Notes under this Indenture.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, or the city in which the principal corporate trust office of the Trustee is located, or at a place of payment, are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

                  "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

                  "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

                  "Management Group" means any Officer of the Company or Holdings.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale, or Capital Contribution in respect, of Equity Interests (other than Disqualified Capital Stock) and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Equity Interests (other than Disqualified Capital Stock) upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt, other than the Existing Convertible Debentures) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and, expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Equity Interests (other than Disqualified Capital Stock), and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes, less all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale and less any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                  "Net Income" means for any period with respect to any Person, the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (A) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (B) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

                  "Non-U.S. Person" means any Person other than a U.S. Person.

                  "Notes Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                  "Offering" means the offering of the Notes by the Company.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

                  "Officers' Certificate" means the officers' certificate, signed by one or more Officers, to be delivered upon the occurrence of certain events as set forth in this Indenture, that meets the requirements of Sections
11.4 and 11.5 hereof.

                  "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections
11.4 and 11.5 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

                  "Parent Guarantee" means the Guarantee of Holdings.

                  "Parent Guarantor" means Holdings.

                  "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

                  "Permitted Indebtedness" means that:

                  (13) the Company and the Guarantors may incur Indebtedness evidenced by the Notes and the Guarantees issued pursuant to this Indenture up to the amounts being issued on the original Issue Date less any amounts repaid or retired;

                  (14) the Company and the Subsidiary Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Existing Indebtedness (other than, for the avoidance of doubt, the Existing Convertible Debentures), any Indebtedness (including Disqualified Capital Stock), described in clause (a) of this definition or incurred pursuant to the Debt Incurrence Ratio test of
Section 4.7 hereof, or which was refinanced pursuant to this clause (b);

                  (15) the Company and its Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry;

                  (16) the Company may incur Indebtedness owed to (borrowed from) any Subsidiary Guarantor, and any Subsidiary Guarantor may incur Indebtedness owed to (borrowed from) any other Subsidiary Guarantor or the Company; provided, that in the case of Indebtedness of the Company, such obligations shall be unsecured and, other than Indebtedness that the Company or a Subsidiary Guarantor has pledged to the lenders under the Credit Agreement, contractually subordinated in all respects to the Company's obligations pursuant to the Notes or such Subsidiary Guarantor's obligations pursuant to its Subsidiary Guaranteed and any event that causes such Subsidiary Guarantor no longer to be a Subsidiary Guarantor (including by designation to be an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such issuer of such Indebtedness and any guarantor thereof subject to Section 4.7 hereof;

                  (17) any Subsidiary Guarantor may guaranty any Indebtedness of the Company or another Subsidiary Guarantor that was permitted to be incurred pursuant to this Indenture;

                  (18) any Foreign Subsidiary may incur Indebtedness owed to (borrowed from) the Company or any other Foreign Subsidiary; and

                  (19) the Company and the Subsidiary Guarantors may incur Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by this Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency.

                  (20) Indebtedness incurred by the Company or any of its Subsidiaries that is a Subsidiary Guarantor arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing the performance of the Company or any of its Subsidiaries in connection with the disposition of a portion of the business or assets of a Subsidiary of the Company in a principal amount not to exceed 25% of the gross proceeds (with proceeds other than cash or Cash Equivalents being valued at the fair market value thereof as determined by the

Board of Directors of the Company in good faith) actually received by the Company or any of its Subsidiaries in connection with such disposition.

                  "Permitted Investment" means:

                  (21) any Investment in any of the Notes;

                  (22) any Investment in Cash Equivalents;

                  (23) intercompany notes to the extent permitted under clause
(d) of the definition of "Permitted Indebtedness";

                  (24) any Investment by the Company or any Subsidiary in a Person in a Related Business if as a result of such Investment such Person becomes a Subsidiary Guarantor or such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to or is liquidated into, the Company or a Subsidiary Guarantor;

                  (25) any Investment in any Person in exchange for the Company's Equity Interests (other than Disqualified Capital Stock) or the Net Cash Proceeds of any substantially concurrent sale of the Company's Equity Interests (other than (1) Disqualified Capital Stock, and (2) any Net Cash Proceeds received by the Company from the Existing Convertible Debentures, the use of proceeds thereof, or any cancellation, conversion or retirement thereof);

                  (26) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.13 hereof or in connection with a disposition of assets not constituting an Asset Sale;

                  (27) stock, obligations or securities of customers or trade creditors received in the ordinary course of business in satisfaction of judgments, in settlement of debts or in connection with bankruptcy proceedings (other than in respect of other Permitted Investments);

                  (28) any Investment existing on the Issue Date;

                  (29) Investments in Interest Swap and Hedging Obligations otherwise permitted under this Indenture;

                  (30) any Investments in the Company so long as the proceeds of such Investment are received by the Company or a Subsidiary Guarantor or any Investment in a Subsidiary of the Company that is a Subsidiary Guarantor and that is engaged in a Related Business or any Investment by any Subsidiary Guarantor in the form of any guarantee of Indebtedness of the Company the incurrence of which was not prohibited by Section 4.7 hereof;

                  (31) Investments in the form of promissory notes of members of the Company's or Holdings' management in consideration of the purchase by such members of Equity Interests (other than Disqualified Capital Stock) in the Company or Holdings; provided that such Investments made under this clause (k) do not exceed $2,500,000 at any time outstanding,; and

                  (32) other Investments in any Person that do not exceed $5,000,000 at any time outstanding.

                  "Permitted Lien" means:

                  (1) Liens existing on the Issue Date;

                  (2) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings and , if any reserve or other provision is required in accordance with GAAP, adequate reserves with respect thereto shall have been made on the books of the Company in accordance with GAAP;

                  (3) statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (1) the underlying obligations are not overdue for a period of more than 30 days, or (2) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

                  (4) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (5) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (6) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

                  (7) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

                  (8) Liens securing the Notes;

                  (9) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any assets other than those of the person so merged or acquired;

                  (10) Liens arising from Purchase Money Indebtedness permitted to be incurred pursuant to Section 4.7(b)(1) hereof provided such Liens relate solely to the property which is subject to such Purchase Money Indebtedness;

                  (11) leases or subleases granted to other Persons;

                  (12) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

                  (13) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness, and provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced;

                  (14) Liens securing Indebtedness incurred under the Credit Agreement in accordance with the terms under Section 4.7 hereof;

                  (15) Liens in favor of the Company;

                  (16) liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition;

                  (17) liens securing reimbursement obligations with respect to letters of credit which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof;

                  (18) liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;

                  (19) liens arising out of consignment or similar arrangements for the sale of goods; and

                  (20) any condemnation or eminent domain proceedings affecting any real property.

                  "Permitted Payments to Holdings" means the payment of dividends, other distributions or other amounts by the Company to Holdings, without duplication as to amounts:

         (A) in amounts equal to the amounts required for Holdings to pay franchise taxes and other fees required to maintain its corporate existence and provide for other operating costs; provided that the aggregate amount of such payments, dividends and distributions pursuant to this clause (A) shall not exceed $250,000 in any fiscal year;

         (B) in amounts equal to amounts required for Holdings to pay federal, state and local income taxes to the extent such income taxes are attributable to the income of the Company and its Subsidiaries (and, to the extent of amounts actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries);

         (C) in amounts equal to amounts expended by Holdings to redeem, or otherwise acquire or retire for value any Equity Interest of Holdings held by any member of Holdings', the Company's or any Subsidiary's management pursuant to any management agreement or stock option agreement and amounts loaned or advanced by Holdings to any member of Holdings', the Company's or any Subsidiary's management to enable such person to purchase any Equity Interests of Holdings; provided that the aggregate amounts distributed to Holdings pursuant to this clause (C) shall not exceed $500,000 in any fiscal year or $1,500,000 in the aggregate (net of cash proceeds received by Holdings from the subsequent reissuance of Equity Interests to new members of management, except to the extent such proceeds are contributed by Holdings to the Company); and

         (D) to reimburse Holdings for costs, fees and expenses incident to a registration of any of the Capital Stock of Holdings for a primary or secondary offering under the Securities Act, to the extent that (x) the net proceeds of such primary offering (if it is completed) are, or the net proceeds from original issuance of such securities in the case of a secondary offering, were, contributed to, or otherwise used for the benefit of, the Company and (y) the costs, fees and expenses are allocated among Holdings and any selling shareholders in such proportion as is required by an applicable shareholders agreement or, to the extent no applicable shareholders agreement exists, as is appropriate to reflect the relative proceeds received by Holdings and such selling shareholders.

                  "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability company, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

                  "Preferred Stock" means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

                  "Private Placement Legend" means the legend set forth in
Section 2.6(g)(i) hereof to be placed on all Notes issued under this Indenture except where specifically stated otherwise by the provisions of this Indenture.

                  "Pro Forma" or "pro forma" shall have the meaning set forth in Regulation S-X of the Securities Act unless otherwise specifically stated herein.

                  "Purchase Agreement" means the Purchase Agreement, dated December 7, 2001, among the Company and the Initial Purchasers, pursuant to which the Initial Purchasers agreed to purchase, and the Company agreed to sell, the Notes.

                  "Purchase Money Indebtedness"of any Person means any Capitalized Lease Obligation of such Person or any other Indebtedness of such Person, in either case to any seller or other Person incurred to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease), construction, installation or improvement of any after acquired real or personal tangible property which, in the reasonable good faith judgment of the Board of Directors of the Company, is directly related to a Related Business of the Company and which is incurred concurrently within 180 days following with such acquisition, construction, installation or improvement.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

                  "Qualified Exchange" means:

                  (21) other than with the Net Cash Proceeds received by the Company from the proceeds of the Existing Convertible Debentures, any legal defeasance, redemption, retirement, repurchase or other acquisition of Equity Interests, or Indebtedness of the Company with the Net Cash Proceeds received by the Company from the substantially concurrent sale of, or a Capital Contribution with respect to, its Equity Interests (other than Disqualified Capital Stock) (other than to a Subsidiary) or, to the extent used to retire Indebtedness (other than Disqualified Capital Stock) of the Company issued after the Issue Date, Subordinated Refinancing Indebtedness of the Company; (1)

                  (22) any issuance of Equity Interests (other than Disqualified Capital Stock) of the Company in exchange for any Equity Interests or Indebtedness of the Company; or

                  (23) any issuance of Subordinated Refinancing Indebtedness of the Company in exchange for Indebtedness (other than Disqualified Capital Stock) of the Company.

                  "Record Date" means a Record Date specified in the Notes, whether or not such date is a Business Day.

                  "Recourse Indebtedness" means Indebtedness (a) as to which neither the

Company nor any of its Subsidiaries (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable (as a guarantor or otherwise), or (3) constitutes the lender, and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                  "Reference Period" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) for which internal financial statements are available ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

                  "Refinancing Indebtedness" means Indebtedness (including Disqualified Capital Stock) (a) issued in exchange for, or the proceeds from the issuance and sale of which are used to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness (including Disqualified Capital Stock) in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing) the lesser of (1) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness (including Disqualified Capital Stock) so Refinanced and (2) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness shall only be used to refinance outstanding Indebtedness (including Disqualified Capital Stock) of such Person issuing such Refinancing Indebtedness, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness (including Disqualified Capital Stock) to be so refinanced at the time of such Refinancing and (y) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness (including Disqualified Capital Stock) to be refinanced and (C) if such Refinancing Indebtedness is subordinated to the Notes, such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness (including Disqualified Capital Stock) to be so refinanced or, if sooner, 91 days after the Stated Maturity of the Notes.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

                  "Reg S Permanent Global Note" means one or more permanent Global Notes bearing the Private Placement Legend, that shall be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Reg S Temporary Global Note upon expiration of the Distribution Compliance Period.

                  "Reg S Temporary Global Note" means one or more temporary Global Notes bearing the Private Placement Legend and the Reg S Temporary Global Note Legend, issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

                  "Reg S Temporary Global Note Legend" means the legend set forth in Section 2.6(g)(iii) hereof, which is required to be placed on all Reg S Temporary Global Notes issued under this Indenture.

                  "Regulation S" means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

                  "Regulation S Global Note" means a Reg S Temporary Global Note or a Reg S Permanent Global Note, as the case may be.

                  "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses or reasonable extensions or expansions thereof.

                  "Related Business Assets" means (i) any property or assets to be used by the Company or a Subsidiary in a Related Business, (ii) the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Subsidiary or (iii) Capital Stock constituting a minority of interest in any Person that at such time is a Subsidiary; provided that, in the case of clauses (ii) and (iii), such Subsidiary is engaged in a Related Business.

                  "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Restricted Definitive Note" means one or more Definitive Notes bearing the Private Placement Legend, issued under this Indenture.

                  "Restricted Global Note" means one or more Global Notes bearing the Private Placement Legend, issued under this Indenture; provided, that in no case shall an Exchange Note issued in accordance with this Indenture and the terms of the Registration Rights Agreement be a Restricted Global Note.

                  "Restricted Investment" means, in one or a series of related transactions, any Investment, other than other Permitted Investments.

                  "Restricted Payment" means, with respect to any Person:

                  (33) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person, or any parent of such Person;

                  (34) any payment (except to the extent with Qualified Capital Stock) by such Person on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any parent of such Person (other than such Equity Interests owned by the Company or any Subsidiary Guarantor);

                  (35) other than with (1) the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, or (2) any remaining Net Cash Proceeds from an Asset Sale, to the extent that the aggregate amount of Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, any purchase, redemption, or other acquisition or retirement for value of, or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness;

                  (36) any Restricted Investment by such Person; and

                  (37) any payment (except to the extent with Equity Interests (other than Disqualified Capital Stock)) with respect to the Existing Convertible Debentures; provided, however, that the term "Restricted Payment" does not include (1) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in Equity Interests (other than Disqualified Capital Stock of such issuer), or (2) any dividend, distribution or other payment to the Company, or to any Subsidiary(and if such Subsidiary is not a Wholly Owned Subsidiary, to its other shareholders on a pro rata basis), by the Company or any of its Subsidiaries and any Investment in any Subsidiary Guarantor by the Company or any Subsidiary.

                  "Rule 144" means Rule 144 promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

                  "SEC" means the United States Securities and Exchange Commission, or any successor agency.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

                  "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

                  "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act as in effect on the Issue Date.

                  "Special Record Date" means, for payment of any Defaulted Interest, a date fixed by the Paying Agent pursuant to Section 2.12 hereof.

                  "Stated Maturity," when used with respect to any Note, means June 15, 2006.

                  "Subordinated Indebtedness" means Indebtedness of the Company or a Subsidiary Guarantor that is subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto ("contractually") to the Notes or such Subsidiary Guarantee, as applicable, in any respect.

                  "Subordinated Refinancing Indebtedness" means any Refinancing Indebtedness the incurrence of which is not prohibited by Section 4.7 hereof that is Subordinated Indebtedness.

                  "Subsidiary" with respect to any Person, means (1) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company (including a Significant Subsidiary of the Company) or of any Subsidiary of the Company. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

                  "Subsidiary Guarantor" means each of the Company's present and future Subsidiaries that at the time are guarantors of the Notes in accordance with this Indenture.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                  "Transfer Restricted Notes" means Global Notes and Definitive Notes that bear or are required to bear the Private Placement Legend, issued under this Indenture.

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor serving hereunder.

                  "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

                  "Unrestricted Global Note" means one or more permanent Global Notes representing a series of Notes that does not bear and is not required to bear the Private Placement Legend, issued under this Indenture.

                  "Unrestricted Subsidiary" means any subsidiary of the Company that does not directly, indirectly or beneficially own any Capital Stock of, any Subordinated Indebtedness of, or own or hold any Lien on any property of, the Company or any parent of the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that such Subsidiary at the time of such designation (a) has no Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Subsidiaries has any direct or indirect obligation
(x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Subsidiaries. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (1) no Default or Event of Default is existing or shall occur as a consequence thereof and (2) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio pursuant to Section 4.7 hereof. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

                  "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

                  "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

                  "Voting Equity Interests" means Equity Interests which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

                  "Wholly Owned Subsidiary" means a Subsidiary all the Equity Interests of which (other than directors' qualifying shares) are owned by the Company or one or more Wholly

Owned Subsidiaries of the Company or a combination thereof. Unrestricted Subsidiaries shall not be included in the definition of Wholly Owned Subsidiary for any purposes of this Indenture (except, as the context may otherwise require, for purposes of the definition of "Unrestricted Subsidiary").

SECTION I.2       OTHER DEFINITIONS


               Term                                                Defined in Section
               ----                                                ------------------
               "Affiliate Transaction"                             4.12

               "Asset Sale"                                        4.13

               "Asset Sale Offer"                                  4.13

               "Asset Sale Offer Price"                            4.13

               "Authentication Order"                              2.2

               "Benefitted Party"                                  10.1

               "Change of Control Offer"                           4.14

               "Change of Control Offer Period"                    4.14

               "Change of Control Purchase Date"                   4.14

               "Change of Control Purchase Price"                  4.14

               "Covenant Defeasance"                               8.3

               "Debt Incurrence Ratio"                             4.7

               "Defaulted Interest"                                2.12

               "DTC"                                               2.3

               "Event of Default"                                  6.1

               "Excess Proceeds"                                   4.13

               "Guarantee Obligations"                             10.1

               "incur" or "incurrence"                             4.7

               "Incurrence Date"                                   4.7

               "Legal Defeasance"                                  8.2

               "Paying Agent"                                      2.3

               "Registrar"                                         2.3

SECTION I.3       INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

                  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the Securities and Exchange Commission;

                  "obligor" on the Notes means the Company, each Guarantor and any successor obligor upon the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION I.4       RULES OF CONSTRUCTION

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) provisions apply to successive events and transactions;

                  (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (7) references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                   ARTICLE II
                                    THE NOTES

SECTION II.1      FORM AND DATING

                  (38) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (39) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

                  (40) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking Luxembourg" and "Customer Handbook" of Clearstream Banking Luxembourg in effect at the relevant time shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream Banking Luxembourg.

SECTION II.2      EXECUTION AND AUTHENTICATION

                  Two Officers shall sign the Notes for the Company by manual or facsimile signature. In the case of Definitive Notes, such signatures may be imprinted or otherwise reproduced on such Notes. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for issuance up to the aggregate principal amount stated in such Authentication Order; provided that Notes authenticated for issuance on the Issue Date shall not exceed $280,000,000 in aggregate principal amount. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION II.3      REGISTRAR, PAYING AGENT AND DEPOSITARY

                  The Company shall maintain an office or agency in the Borough of Manhattan,

The City of New York, where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes.

SECTION II.4      PAYING AGENT TO HOLD MONEY IN TRUST

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION II.5      HOLDER LISTS

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish, or shall cause the Registrar (if other than the Company) to furnish, to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION II.6      TRANSFER AND EXCHANGE

                  (41) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that
(x) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes and the Company thereupon fails to appoint a successor Depositary within 90 days or (y) the Depositary is no longer a clearing agency registered under the Exchange Act, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing a Default or Event of Default with respect to the Notes; provided that in no event shall the Reg S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificate identified by the Company and its counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

                  (42) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                           (1) Transfer of Beneficial Interests in the Same
Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Reg S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

                           (2) All Other Transfers and Exchanges of Beneficial
Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged, and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or (B) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged, and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Reg S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903 and Rule 904 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with
Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

                           (3) Transfer of Beneficial Interests to Another
Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

                                    (1) if the transferee shall take delivery in
         the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                                    (2) if the transferee shall take delivery in
         the form of a beneficial interest in the Reg S Temporary Global Note or the Reg S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                           (4) Transfer and Exchange of Beneficial Interests in
a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above and:

                                    (1) such exchange or transfer is effected
         pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                    (2) such transfer is effected pursuant to
         the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (3) such transfer is effected by a
         Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                    (4) the Registrar receives the following:
         (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
         (1)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item
         (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                  (43) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                           (1) Beneficial Interests in Restricted Global Notes
to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                           (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (2) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (3) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (4) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
         (3)(a) thereof;

                           (5) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (6) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
         (3)(b) thereof; or

                           (7) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                           (1) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (2) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (3) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (4) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
         (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive

Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall not bear the Private Placement Legend.

                  (4) Transfer or Exchange of Reg S Temporary Global Notes. Notwithstanding the other provisions of this Section 2.6, a beneficial interest in the Reg S Temporary Global Note may not be (A) exchanged for a Definitive Note prior to (x) the expiration of the Distribution Compliance Period (unless such exchange is effected by the Company, does not require an investment decision on the part of the holder thereof and does not violate the provisions of Regulation S) and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903(c)(3)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the events set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

         (44) Transfer and Exchange of Definitive Notes for Beneficial
Interests.

                  (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (1) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                           (2) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

                           (3) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

                  (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (1) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer,
         (2) a Person participating in the distribution of the Exchange Notes or
         (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (2) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (3) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (4) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Restricted Definitive Notes so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) of this
Section 2.6(d) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (45) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

                  (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (1) if the transfer shall be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (2) if the transfer shall be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (3) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an

Unrestricted Definitive Note if:

                           (1) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer,
         (2) a Person participating in the distribution of the Exchange Notes or
         (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (2) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (3) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (4) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (46) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof and an Opinion of Counsel for the Company as to certain matters discussed in this Section 2.6(f), the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer; and (B) the principal amount of Definitive Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.6(d)(ii) hereof; and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer (other than Definitive Notes described in clause (i)(B) immediately above). Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2 hereof, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

                  The Opinion of Counsel for the Company referenced above shall state, in form and substance reasonably satisfactory to the Trustee, that:

                  (1) the issuance and sale of the Exchange Notes by the Company have been duly authorized and, when executed and authenticated in accordance with the provisions of this Indenture and delivered in exchange for Series A Notes in accordance with this Indenture and the Exchange Offer, shall be entitled to the benefits of this Indenture and shall be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as the enforceability thereof may be limited by (x) bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (y) equitable principles of general applicability (regardless of whether enforceability is considered at equity or in law); and

                  (2) when the Exchange Notes are executed and authenticated in accordance with the provisions of this Indenture and delivered in exchange for Series A Notes in accordance with this Indenture and the Exchange Offer, the Guarantees by the Guarantors of the Exchange Notes shall be valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms except as the enforceability thereof may be limited by (x) bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (y) equitable principles of general applicability (regardless of whether enforceability is considered at equity or in law).

                  (47) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                           (1) Private Placement Legend.

                                    (1) Except as permitted by subparagraph (B)
         below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

         "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED

         STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER."

         "THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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



                                    (2) Notwithstanding the foregoing, any
         Global Note or Definitive Note issued pursuant to subparagraphs
         (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f)
         to this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                           (2) Global Note Legend. To the extent required by the
Depositary, each Global Note shall bear legends in substantially the following forms:

         "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE

         INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
         SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

         "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                           (3) Reg S Temporary Global Note Legend. To the extent
required by the Depositary, each Reg S Temporary Global Note shall bear a legend in substantially the following form:

         "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE."

                  (48) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                  (49) General Provisions Relating to Transfers and Exchanges.

                           (1) To permit registrations of transfers and
exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.

                           (2) No service charge shall be made to a holder of a
beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 4.13 and 4.14 hereof).

                           (3) The Registrar shall not be required to register
the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                           (4) All Global Notes and Definitive Notes issued upon
any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                           (5) The Company shall not be required (A) to issue,
to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

                           (6) Prior to due presentment for the registration of
a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                           (7) The Trustee shall authenticate Global Notes and
Definitive Notes in accordance with the provisions of Section 2.2 hereof.

                           (8) All certifications, certificates and Opinions of
Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

                  Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this
Section 2.6, the Registrar's duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits A, B, C and D attached hereto. The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

SECTION II.7      REPLACEMENT NOTES

                  If any mutilated Note is surrendered to the Trustee or the Company and the Trustee and the Company receive evidence (which evidence may be from the Trustee) to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION II.8      OUTSTANDING NOTES

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee (including any Note represented by a Global Note) except for those cancelled by it or at its direction, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note. If a Note is replaced pursuant to Section 2.7 hereof, such Note, together with the Guarantee of that particular Note endorsed thereon, ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or the maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION II.9      TREASURY NOTES

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION II.10     TEMPORARY NOTES

                  Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION II.11     CANCELLATION

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION II.12     DEFAULTED INTEREST

                  Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest at the rate and in the manner provided in Section 4.1 hereof and in the Note (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Paying Agent shall fix a "Special Record Date" for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment. The Paying Agent shall promptly notify the Company and the Trustee of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note register maintained by the Registrar not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

                  Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION II.13     CUSIP NUMBERS

                  The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" numbers.

SECTION II.14      ISSUANCE OF ADDITIONAL NOTES

                   The Company may, subject to Section 4.7 hereof and applicable law, issue Additional Notes under this Indenture. The Notes issued on the Issue Date and any additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.


                                   ARTICLE III
                                   REDEMPTION

SECTION III.1      NOTICES TO TRUSTEE

                   If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days (unless a longer period is acceptable to the Trustee) before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION III.2      SELECTION OF NOTES TO BE REDEEMED

                   If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes or portions thereof to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                   The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes in denominations of larger than $1,000 selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION III.3      NOTICE OF REDEMPTION

                   Subject to the provisions of Section 3.7 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                   The notice shall identify the Notes to be redeemed (including the CUSIP number) and shall state:

                   (50) the redemption date;

                   (51) the redemption price;

                   (52) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, on or after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                   (53) the name and address of the Paying Agent;

                   (54) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                   (55) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                   (56) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                   (57) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                   At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter period shall be acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION III.4      EFFECT OF NOTICE OF REDEMPTION

                   Once notice of redemption is mailed in accordance with
Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION III.5      DEPOSIT OF REDEMPTION PRICE

                   On the Business Day immediately prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued and unpaid interest (and Liquidated Damages, if any) on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest (and Liquidated Damages, if any) on, all Notes to be redeemed.

                   If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest (and Liquidated Damages, if any) shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

SECTION III.6      NOTES REDEEMED IN PART

                   Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION III.7      OPTIONAL REDEMPTION

                   (a) Except as set forth in clause (b) of this Section 3.7, the Company shall not have the option to redeem the Notes pursuant to this
Section 3.7 prior to December 15, 2004. The Notes shall be redeemable for cash at the option of the Company, in whole or in part, at any time on or after December 15, 2004, upon not less than 30 days nor more than 60 days prior notice mailed by first class mail to each Holder at its last registered address, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the periods indicated below, in each case (subject to the right of Holders of record on a Record Date to receive the corresponding interest due (and the corresponding Liquidated Damages, if any) on the corresponding Interest Payment Date that is on or prior to such redemption date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption of the Notes (the "Redemption Date"):


            PERIOD                                                                      PERCENTAGE
            ------                                                                      ----------
            December 15, 2004 through December 15, 2005......................             106.000%

            December 15, 2005 through maturity...............................             100.000%

                  (b) Notwithstanding the provisions of clause (a) of this
Section 3.7, at any time or from time to time on or prior to December 15, 2004, upon the consummation of an Equity Offering of the Company's common stock for cash, up to 35% of the aggregate principal amount of the Notes issued pursuant to this Indenture (only as necessary to avoid any duplication, excluding any replacement Notes) may be redeemed at the Company's option within 90 days of such Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Notes to be redeemed, with cash received by the Company from the Net Cash Proceeds of such Equity Offering, at a redemption price equal to 112% of principal, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Notes originally issued pursuant to this Indenture on the Issue Date remain outstanding (only as necessary to avoid any duplication, excluding any replacement Notes).

                  (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

SECTION III.8     NO MANDATORY REDEMPTION

                  The Company shall not be required to make mandatory redemption payments with respect to the Notes (however, the Company is required to offer to repurchase Notes in accordance with the provisions of Sections 4.13 and 4.14 below). The Notes shall not have the benefit of any sinking fund.


                                   ARTICLE IV
                                    COVENANTS


SECTION IV.1      PAYMENT OF NOTES

                  The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 noon Eastern time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement and herein.

                  The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated

Damages, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION IV.2      MAINTENANCE OF OFFICE OR AGENCY

                  The Company and the Guarantors shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Notes and this Indenture may be served. The Company and the Guarantors shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company and the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

                  The Company and the Guarantors may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such additional designations; provided that no such designation or rescission shall in any manner relieve the Company and the Guarantors of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York. The Company and the Guarantors shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office as one such office or agency of the Company in accordance with Section 2.3 hereof.

SECTION IV.3      SEC REPORTS AND REPORTS TO HOLDERS

                  Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company shall deliver to the Trustee annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the Commission shall not accept such reports, file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission. This obligation may be satisfied by Holdings delivering and filing its statements and reports so long as it owns all of the Company's Capital Stock. In addition, the Company and the Guarantors agree that, prior to consummation of the Exchange Offer, they shall make available to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule

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
144A(d)(4) under the Securities Act.

SECTION IV.4      COMPLIANCE CERTIFICATE

                  (58) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate signed by the principal financial officer, the principal executive officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Company and its Subsidiaries are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. The Company shall provide the Trustee with timely written notice of any change in its fiscal year end, which is currently February 3.

                  (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION IV.5      TAXES

                  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the ability of the Company and the Guarantors to satisfy their obligations under the Notes, the Guarantees and this Indenture.

SECTION IV.6      STAY, EXTENSION AND USURY LAWS

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.


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
SECTION IV.7 LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK

                  Except as set forth in this Section 4.7,

                  (59) the Company shall not and the Subsidiary Guarantors shall not, and neither the Company nor the Subsidiary Guarantors shall permit any of the Company's Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness), other than Permitted Indebtedness.

                           Notwithstanding the foregoing if:

                  (1) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur as a consequence of such incurrence of Indebtedness; and

                  (2) on the date of such incurrence (the "Incurrence Date"), the Company's Consolidated Coverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and the use of proceeds thereof, would be at least 2.25 to 1.0 (the "Debt Incurrence Ratio"), then the Company and the Subsidiary Guarantors may incur such Indebtedness (including Disqualified Capital Stock).

                  (60) The foregoing limitations of Section 4.7(a) hereof shall not prohibit:


                  (1) the Company's incurrence or the incurrence by any Subsidiary Guarantor of Purchase Money Indebtedness; provided, that;

                           (1) the aggregate amount of such Indebtedness
incurred and outstanding at any time pursuant to this Section 4.7(b)(1) (plus any Refinancing Indebtedness issued to retire, defease, refinance, replace or refund such Indebtedness) shall not exceed $25.0 million; and

                           (2) in each case, such Indebtedness shall not
constitute more than 100% of the Company's cost or the cost to such Subsidiary Guarantor, (determined in accordance with GAAP in good faith by the Company's Board of Directors), as applicable, of the property so purchased, constructed, improved or leased;

                  (2) the Company's incurrence or the incurrence by any Subsidiary Guarantor of Indebtedness in an aggregate amount outstanding at any time pursuant to this Section 4.7(b)(2) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $30.0 million;

                  (3) the Company's incurrence or the incurrence by any Subsidiary Guarantor of Indebtedness pursuant to the Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this Section 4.7(b)(3) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $300.0 million, minus the amount of any such Indebtedness retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or commitments with respect to such Indebtedness pursuant to Section 4.13(b)(2) hereof.

         Indebtedness (including Disqualified Capital Stock) of any Person which is outstanding at the time such Person becomes one of the Company's Subsidiaries (including upon designation of any subsidiary or other Person as a Subsidiary) or is merged with or into or consolidated with the Company or one of the Company's Subsidiaries shall be deemed to have been incurred at the time such Person becomes or is designated one of the Company's Subsidiaries or is merged with or into or consolidated with the Company or one of the Company's Subsidiaries, as applicable.

         Notwithstanding any other provision of this Section 4.7, but only to avoid duplication, a guarantee of the Company's Indebtedness or of the Indebtedness of another Subsidiary Guarantor incurred in accordance with the terms of this Indenture shall not constitute a separate incurrence, or amount outstanding, of Indebtedness. For purposes of determining compliance with this
Section 4.7, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or described in Sections 4.7(b)(1) - (3) hereof or is entitled to be incurred pursuant to
Section 4.7(a) hereof, the Company shall, in the Company's sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this Section 4.7.

         Notwithstanding anything contained herein to the contrary, the Company shall not and the Guarantors shall not incur any Indebtedness that is contractually subordinate to any of the Company's other Indebtedness or the other Indebtedness of any Guarantor unless such Indebtedness is at least as contractually subordinate to the Notes and the Guarantees, as applicable.

SECTION IV.8      LIMITATION ON LIENS

         The Company shall not and the Subsidiary Guarantors shall not, and neither the Company nor the Subsidiary Guarantors shall permit any of the Company's Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of this Indenture or upon any income or profits therefrom, unless the Company provides, and causes the Company's Subsidiaries to provide, concurrently therewith, that the Notes and the applicable Subsidiary Guarantees are equally and ratably so secured; provided that if such Lien secures Subordinated Indebtedness, the Lien shall be contractually subordinate and junior to the Lien securing the

Notes (and any related applicable Subsidiary Guarantees) with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes (and any related applicable Subsidiary Guarantees), and provided, further, that this Section 4.8 shall not be applicable to any Liens securing any Indebtedness which constitutes Acquired Indebtedness and which was in existence at the time of such transaction (unless such Indebtedness was incurred or such Lien created in connection with or in contemplation of, such transaction), so long as such Liens do not extend to or cover any of the Company's property or assets or any property or assets of any of the Company's Subsidiaries other than property or assets acquired in such transaction.

SECTION IV.9      LIMITATION ON RESTRICTED PAYMENTS

                  (61) The Company shall not and the Subsidiary Guarantors shall not, and neither the Company nor the Subsidiary Guarantors shall permit any of the Company's Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment:

                  (1) a Default or an Event of Default shall have occurred and be continuing;

                  (2) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in
         Section 4.7 hereof after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-quarter period; or

                  (3) the aggregate amount of all Restricted Payments made by the Company and the Company's Subsidiaries, including after giving effect to such proposed Restricted Payment, on and after the Issue Date, would exceed, without duplication, the sum of:

                           (1) 50% of the Company's aggregate Consolidated Net Income for the period (taken as one accounting period), commencing on the first day of the fiscal quarter in which the Issue Date occurred, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which internal financial statements are available (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit); plus

                           (2) the aggregate Net Cash Proceeds received by the Company from a Capital Contribution or from the sale of the Company's Equity Interests (other than Disqualified Capital Stock) (other than
         (i) to one of the Company's Subsidiaries, (ii) to the extent applied in connection with a Qualified Exchange or a Permitted Investment pursuant to clause (e) of the definition of "Permitted Investment" hereof or, to avoid duplication, otherwise given credit for in any provision of
         Section 4.9(b) hereof, and (iii) any Net Cash Proceeds received by the Company from the Existing Convertible Debentures, the use of proceeds thereof, or any cancellation, conversion or retirement thereof), after the Issue Date; plus

                           (3) except in each case, in order to avoid duplication, to the extent any such payment or proceeds have been included in the calculation of Consolidated Net Income and the computation under Section 4.9(a)(3)(A) hereof, an amount equal to the net reduction in Investments (other than returns of or from Permitted Investments) in any Person resulting from cash distributions on or cash payments in respect of any Investments (other than Permitted Investments), including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to the Company or any Subsidiary or from the Net Cash Proceeds from the sale of any such Investment or from redesignations of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of "Investments"), less the cost of disposition; plus

                           (4) $15.0 million.

                  (62) Section 4.9(a) above, however, shall not prohibit:

                  (1) Permitted Payments to Holdings;

                  (2) any dividend, distribution or other payments by any of the Company's Subsidiaries on its Equity Interests that is paid pro rata to all holders of such Equity Interests;

                  (3) a Qualified Exchange; or

                  (4) the payment of any dividend on Equity Interests within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions.

         The full amount of any Restricted Payment made pursuant to Sections 4.9(b)(1) (other than payments pursuant to clause (B) of the definition of "Permitted Payments to Holdings" hereof), 4.9(b)(2) and 4.9(b)(4) (but not pursuant to Section 4.9(b)(3)), however, shall be counted as Restricted Payments made for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in Section 4.9(a)(3) hereof.

                  (63) For purposes of this Section 4.9, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Company's Board of Directors, unless stated otherwise, at the time made or returned, as applicable. Additionally, within 5 days of making each Restricted Payment the Company shall deliver an Officers' Certificate to the Trustee describing in reasonable detail the nature of such Restricted Payment, stating the amount of such Restricted Payment, stating in reasonable detail the provisions of this Indenture pursuant to which such Restricted Payment was made and certifying that such Restricted Payment was made in compliance with the terms of this Indenture.

SECTION IV.10     LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS
         AFFECTING

         SUBSIDIARIES

         The Company shall not and the Subsidiary Guarantors shall not, and neither the Company nor the Subsidiary Guarantors shall permit any of the Company's Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any of the Company's Subsidiaries to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any of the Company's Subsidiaries, except:

                  (1) restrictions imposed by the Notes or this Indenture;

                  (2) restrictions imposed by applicable law;

                  (3) existing restrictions under Existing Indebtedness;

                  (4) restrictions under any Acquired Indebtedness not incurred in violation of this Indenture or any agreement (including any Equity Interest) relating to any property, asset, or business acquired by the Company or any of the Company's Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired;

                  (5) any restriction imposed by Indebtedness incurred under the Credit Agreement pursuant to Section 4.7 hereof; provided, that such restriction or requirement is no less favorable to the Holders of the Notes taken as a whole than that imposed by the Credit Agreement as of the Issue Date;

                  (6) restrictions imposed pursuant to a binding agreement which has been entered into for the sale or disposition of Equity Interests or assets of the Company or any of its Subsidiaries; provided, that such restrictions apply solely to the Equity Interests or assets of the Company or the applicable Subsidiary which are being sold;

                  (7) restrictions on transfer contained in Purchase Money Indebtedness incurred pursuant to Section 4.7(b)(1); provided, that such restrictions relate only to the transfer of the property acquired, constructed, installed or improved with the proceeds of such Purchase Money Indebtedness; and

                  (8) in connection with and pursuant to Refinancing Indebtedness, replacements of restrictions imposed pursuant the agreements governing such Refinancing Indebtedness that are not less favorable to the Holders of the Notes taken as a whole than those being replaced.

         Notwithstanding the foregoing, (a) customary provisions restricting subletting or assignment of any lease or other contract entered into in the ordinary course of business, consistent with industry practice may apply to such lease or other contract and (b) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of this Indenture may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

SECTION IV.11     LIMITATION ON LINES OF BUSINESS

         Neither the Company nor any of the Company's Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Company's Board of Directors, is a Related Business.

SECTION IV.12     LIMITATION ON TRANSACTIONS WITH AFFILIATES

         On or after the Issue Date the Company shall not, and shall not permit any of the Company's Subsidiaries to sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") other than Exempted Affiliate Transactions, unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person, and (ii) the Company delivers to the Trustee (A) with respect to any Affiliate Transaction entered into after the Issue Date involving aggregate consideration in excess of $500,000, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (B) with respect to any Affiliate Transaction involving aggregate consideration in excess of $3 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing.

SECTION IV.13     LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK

                  (64) The Company shall not and the Subsidiary Guarantors shall not, and neither the Company nor the Subsidiary Guarantors shall permit any of the Company's Subsidiaries to, in one or a series of related transactions with respect to assets or Equity Interests that have a fair market value of $1.5 million or more, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of a Subsidiary Guarantor or one of the Company's Subsidiaries), and including any sale or other transfer or issuance of any Equity Interests of any of the Company's Subsidiaries or Equity Interests of any of the Company's Unrestricted Subsidiaries owned by the Company or any of the Company's Subsidiaries and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless:

                  (1) at least 80% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, or Related Business Assets; and

                  (2) the Company determines in good faith that the Company receives or such Subsidiary receives, as applicable, fair market value for such Asset Sale.

For purposes of clause (1) above, total consideration received means the total consideration received for such Asset Sale, minus (a) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary agreement that releases the Company or such Subsidiary from further liability minus (b) the fair market value of property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents; provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.

                  (65) Within 300 days following such Asset Sale or the receipt of such Net Cash Proceeds, the Net Cash Proceeds therefrom (the "Asset Sale Amount") shall be:

                  (1) invested (or committed, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 30 days) in Additional Assets (except in connection with the acquisition of a Subsidiary which is a Subsidiary Guarantor in a Related Business other than notes, bonds, obligation and securities) or used to make Permitted Investments other than those under clauses (a), (b), and (c) under the definition of "Permitted Investments" hereof, which in the good faith reasonable judgment of the Company's Board of Directors shall immediately constitute or be a part of a Related Business of the Company or its Subsidiaries following such transaction; or

                  (2) used to retire (i) Purchase Money Indebtedness secured by the asset which was the subject of the Asset Sale, or (ii) Indebtedness outstanding under the Credit Agreement and to permanently reduce the amount of such Indebtedness permitted to be incurred pursuant to
         Section 4.7(b)(3) hereof; or

                  (3) applied to the optional redemption of the Notes in accordance with the terms of this Indenture and the repurchase and redemption of the Company's other Indebtedness ranking on a parity with the Notes pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding.

Pending the final application of any Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by this Indenture.

                  (66) The accumulated Net Cash Proceeds from Asset Sales not applied as set forth in Sections 4.13(b)(1), (2) or (3) hereof shall constitute "Excess Proceeds". Within 30 days after the date that the amount of Excess Proceeds exceeds $5,000,000 million, which date shall not be prior to 330 days after to the Asset Sale that generated such Excess Proceeds, the Company shall apply the Excess Proceeds (the "Asset Sale Offer Amount") to the repurchase of the Notes and such other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment. Each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period").

                  (67) Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered in accordance with the provisions hereof (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may invest any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by this Indenture and following the consummation of each Asset Sale Offer the Excess Proceeds amount shall be reset to zero.

         Notwithstanding, and without complying with, the provisions of this
Section 4.13:

                  (1) the Company may and the Company's Subsidiaries may, in the ordinary course of business, (a) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business and (b) liquidate Cash Equivalents;

                  (2) the Company may and the Company's Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Section 5.1 hereof;

                  (3) the Company may and the Company's Subsidiaries may sell or dispose of property that is damaged, worn out, obsolete or otherwise unsuitable for use in the ordinary course of the Company's business;

                  (4) the Company may and the Company's Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any of the Subsidiary Guarantors, and Subsidiaries that are not Guarantors may convey, sell, transfer, assign or otherwise dispose of assets to any Wholly Owned Subsidiaries;

                  (5) the Company may and each of the Company's Subsidiaries may surrender or waive contract rights or settle, release or surrender contract, tort or other litigation claims or grant Liens (and permit foreclosure thereon) not prohibited by this Indenture;

                  (6) each of the Company's Subsidiaries may issue Equity Interests to the Company or to a Subsidiary Guarantor;

                  (7) the Company may and the Company's Subsidiaries may make Restricted Payments that are not prohibited by Section 4.9 hereof; and

                  (8) the Company may and the Company's Subsidiaries may grant in the ordinary course of business any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property.

         Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, the Company's compliance or the compliance of any of the Company's Subsidiaries with such laws and regulations shall not in and of itself cause a breach of the Company's obligations under this Section 4.13.

         If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date.

SECTION IV.14 REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL

         In the event that a Change of Control has occurred, each Holder of Notes shall have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (the "Change of Control Purchase Date").

         The Change of Control Offer shall be made within 10 Business Days following a Change of Control and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). No later than Five Business Days after expiration of the Change of Control Offer Period, the Company shall purchase all Notes properly tendered in

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response to the Change of Control Offer.

         Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company.

         On or before the Change of Control Purchase Date, the Company shall, to the extent lawful:

                  (9) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

                  (10) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any,) of all Notes or portions so tendered; and

                  (11) deliver to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company.

         The Paying Agent promptly shall pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any,) and the Trustee promptly shall authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be delivered promptly by the Company to the Holder thereof. The Company publicly shall announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

         Any Change of Control Offer shall be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company's compliance or compliance by any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of their obligations under this Section 4.14.

         If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date.

SECTION IV.15     SUBSIDIARY GUARANTORS

         All of the Company's present and future Subsidiaries (other than Foreign Subsidiaries) jointly and severally shall guaranty all principal, premium, if any, and interest on the Notes on a senior basis. The term Subsidiary does not include Unrestricted Subsidiaries.


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         Notwithstanding anything in this Indenture to the contrary, if any of the Company's Subsidiaries (including Foreign Subsidiaries) that is not a Subsidiary Guarantor guarantees any of the Company's other Indebtedness or any other Indebtedness of any Guarantor or any Subsidiary of Holdings, or the Company or any of the Company's Subsidiaries, individually or collectively, pledges more than 65% of the Voting Equity Interests of a Subsidiary (including Foreign Subsidiaries) that is not a Subsidiary Guarantor to a lender to secure the Company's Indebtedness or any Indebtedness of any Subsidiary Guarantor, then such Subsidiary must become a Subsidiary Guarantor.

SECTION IV.16     LIMITATION ON STATUS AS INVESTMENT COMPANY

                  The Company and its Subsidiaries shall be prohibited from being required to register as an "investment company" (as that term is defined in the Investment Company Act), or from otherwise becoming subject to regulation under the Investment Company Act.

SECTION IV.17     MAINTENANCE OF PROPERTIES

                  The Company and the Guarantors shall cause all material properties used or useful to the conduct of their business and the business of each of their Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.17 shall prevent the Company or any Guarantor from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a) (i) in the judgment of the Company, desirable in the conduct of the business of such entity and (ii) would not have a material adverse effect on the ability of the Company and the Guarantors to satisfy their obligations under the Notes, the Guarantees and this Indenture, and, to the extent applicable, (b) as otherwise permitted under Section 4.13 hereof.

SECTION IV.18     CORPORATE EXISTENCE

                  Subject to Section 4.13 hereof and Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Company and the Guarantors to satisfy their obligations under the

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Notes, the Guarantees and this Indenture.

SECTION IV.19     CALCULATION OF ORIGINAL ISSUE DISCOUNT

                  The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                    ARTICLE V
                                   SUCCESSORS

SECTION V.1       MERGER, CONSOLIDATION OR SALE OF ASSETS

         The Company shall not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of the Company's assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

                  (12) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the Company's obligations in connection with the Notes and this Indenture;

                  (13) no Default or Event of Default shall exist or shall occur immediately after giving effect to such transaction;

                  (14) immediately after giving effect to such transaction, the Consolidated Net Worth of the consolidated surviving or transferee entity is at least equal to the Company's Consolidated Net Worth immediately prior to such transaction;

                  (15) such transaction is solely the merger of the Company and one of the Company's previously existing Wholly Owned Subsidiaries which is also a Subsidiary Guarantor for the purpose of reincorporation into another jurisdiction and which transaction is not for the purpose of evading this Section 5.1 and not in connection with any other transaction, immediately after giving effect to such transaction on a pro forma basis as if such transaction had occurred at the beginning of the applicable four-quarter period, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 4.7 herein or, if not, the Debt Incurrence Ratio on a pro forma basis is at least equal to the Debt Incurrence Ratio immediately prior thereto; and


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
                  (16) each Guarantor not released pursuant to this Indenture in connection with such transaction shall have confirmed in writing to the Trustee that its Guarantee shall apply to the obligations of the Company or the surviving entity in accordance with the Notes and this Indenture.

SECTION V.2       SUCCESSOR CORPORATION SUBSTITUTED

                  Upon any consolidation or merger or any transfer of all of the Company's assets in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named therein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Notes and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.

         For purposes of this Section 5.2, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the Company's properties and assets, to another Person shall be deemed to be the transfer of all or substantially all of the Company's properties and assets.



                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

SECTION VI.1      EVENTS OF DEFAULT

                  "Event of Default," wherever used herein, means any one of the following events:

                  (17) the Company's failure to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

                  (18) the Company's failure to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable;

                  (19) the Company's failure to observe or perform any other covenant or

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
         agreement contained in the Notes or this Indenture, including the provisions of Sections 4.13 and 4.14 hereof and the continuance of such failure for a period of 45 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

                  (20) a court having jurisdiction in the premises enters a decree or order for (a) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (b) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (c) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

                  (21) the Company or any Significant Subsidiary (a) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (b) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (c) effects any general assignment for the benefit of creditors.

                  (22) a default in the Company's Indebtedness or the Indebtedness of any of the Company's Subsidiaries with an aggregate amount outstanding in excess of $10.0 million (a) resulting from the failure to pay principal at maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

                  (23) final unsatisfied judgments not covered by insurance aggregating in excess of $10.0 million, at any one time rendered against the Company or any of the Company's Subsidiaries and not stayed, bonded or discharged within 60 days;

                  (24) the Parent Guarantee of the Parent Guarantor ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Parent Guarantee and this Indenture) or the Parent Guarantor denies or disaffirms its obligations under the Parent Guarantee and such Event of Default continues for 10 days; and

                  (25) any Subsidiary Guarantee of a Subsidiary Guarantor that is a Significant Subsidiary ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Subsidiary Guarantee and this Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee and such Event of Default continues for 10 days.

SECTION VI.2      ACCELERATION


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
                  (68) If an Event of Default occurs and is continuing (other than an Event of Default specified in Sections 6.1(4) and 6.1(5) above relating to the Company or any of the Company's Significant Subsidiaries), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest (and Liquidated Damages, if any) thereon to be due and payable immediately. If an Event of Default specified in Sections 6.1(4) and 6.1(5) above relating to the Company or any of the Company's Significant Subsidiaries occurs, all principal and accrued interest (and Liquidated Damages, if any) thereon shall be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders.

                  (69) Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any Default, except a Default in the payment of principal of or interest on any Note not yet cured without the consent of the Holder of each outstanding Note affected. Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity.

                  (70) At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Notes, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

                  (1) the Company has paid or deposited with the Trustee cash sufficient to pay: (a) all overdue interest and Liquidated Damages, if any, on all Notes; (b) the principal of (and premium, if any, applicable to) any Notes which would become due other than by reason of such declaration of acceleration, and interest thereon at the rate borne by the Notes; (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and all other amounts due the Trustee under Section 7.7 hereof; and

                  (2) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.4 hereof.

                  (71) Notwithstanding clause (c)(2) of this Section 6.2, no waiver shall be

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
effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

SECTION VI.3      OTHER REMEDIES

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                  Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising the power conferred on the Trustee.

SECTION VI.4      WAIVER OF PAST DEFAULTS

                  Subject to Section 6.7 hereof, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may, on behalf of all Holders, waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture, except a default:

                  (1) in the payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note not yet cured as specified in clauses (1) and (2) of
                           Section 6.1 hereof;

                  (2) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Note affected, unless all such affected Holders agree, in writing, to waive such default; or

                  (3) the rescission of which would conflict with any judgment or decree of a court of competent jurisdiction.

                  Upon any such waiver, such default shall cease to exist, and any Event of

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Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right arising therefrom.

SECTION VI.5      CONTROL BY MAJORITY

                  Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of Notes not joining in the giving of such direction or that may involve the Trustee in personal liability and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

SECTION VI.6      LIMITATION ON SUITS

                  A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (72) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (73) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (74) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

                  (75) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (76) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION VI.7      RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT

                  Notwithstanding any other provision of this Indenture, except as permitted by Section 9.2 hereof, the right of any Holder of a Note to receive payment of the principal of, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase) or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired

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or affected without the consent of such Holder.

SECTION VI.8      COLLECTION SUIT BY TRUSTEE

                  If an Event of Default specified in Section 6.1 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION VI.9      TRUSTEE MAY FILE PROOFS OF CLAIM

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditor's committee.

SECTION VI.10     PRIORITIES

                  If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances

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
made, by the Trustee and the costs and expenses of collection (including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel);

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a Record Date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION VI.11     UNDERTAKING FOR COSTS

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                   ARTICLE VII
                                     TRUSTEE

SECTION VII.1     DUTIES OF TRUSTEE

                  (77) If an Event of Default of which the Trustee has knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

                  (78) Except during the continuance of an Event of Default of which the Trustee has knowledge:

                           (1) the duties of the Trustee shall be determined
solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (2) in the absence of bad faith on its part, the
Trustee may

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
conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (79) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (1) this paragraph (c) does not limit the effect of
paragraph (b) of this Section 7.1;

                           (2) the Trustee shall not be liable for any error of
judgment made in good faith by an Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (3) the Trustee shall not be liable with respect to
any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

                  (80) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1 and 7.2 hereof.

                  (81) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (82) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION VII.2     RIGHTS OF TRUSTEE

                  (83) In connection with the Trustee's rights and duties under this Indenture, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (84) Before the Trustee acts or refrains from acting under this Indenture, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and

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
in reliance thereon.

                  (85) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (86) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (87) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (88) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (89) Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1), 6.1(2) and 4.1 hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification in the manner set forth in this Indenture or a Responsible Officer of the Trustee shall have obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Section 4.3 hereof is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's or any Guarantor's, as applicable, compliance with any of their covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officer's Certificate).

                  (90) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit.

                  (91) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

                  (92) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time

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to take specified actions pursuant to this Indenture, which Officers'
Certificate may be signed y any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION VII.3     INDIVIDUAL RIGHTS OF TRUSTEE

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
7.10 and 7.11 hereof.

SECTION VII.4     TRUSTEE'S DISCLAIMER

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION VII.5     NOTICE OF DEFAULTS

                  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice in the manner provided by Section 313(c) of the TIA of the Default or Event of Default, whether or not the TIA is then applicable to the Indenture or the Notes, within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION VII.6     REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be

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mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION VII.7     COMPENSATION AND INDEMNITY

                  The Company shall pay to the Trustee from time to time such compensation as agreed upon in writing by the Trustee and the Company for the Trustee's acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee and any predecessor trustee against any and all losses, liabilities, claims, damages or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) (including reasonable attorneys' fees) and incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

                  To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(4) or 6.1(5) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.


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SECTION VII.8     REPLACEMENT OF TRUSTEE

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (93) the Trustee fails to comply with Section 7.10 hereof;

                  (94) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (95) a Custodian or public officer takes charge of the Trustee or its property; or

                  (96) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction at the expense of the Company in the case of the Trustee for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding


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
replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION VII.9     SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION VII.10    ELIGIBILITY; DISQUALIFICATION

                  There shall at all times be a Trustee hereunder that is a corporation or trust company (or a member of a bank holding company) organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or the bank holding company of which it is a member has) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION VII.11    PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION VIII.1    OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION VIII.2    LEGAL DEFEASANCE AND DISCHARGE

                  Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, each of the Company and the Guarantors, as applicable, shall, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and Guarantees, as applicable, on the date the conditions set forth below are satisfied (hereinafter, "Legal

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Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged all amounts owed under the outstanding Notes and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes, such Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in Section 8.4, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Sections 2.6, 2.7 , 2.10 and 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) the Legal Defeasance provisions under Sections 8.4, 8.5, 8.6, and 8.7 hereof. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION VIII.3    COVENANT DEFEASANCE

                  Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, the Company and the Guarantors shall be released from their respective obligations under Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17, 4.18 and
4.19, and Article V hereof, and the Guarantors shall be released from their obligations under Section 10.3(b) hereof, in each case on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and the Guarantees shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, (x) Sections 6.1(3), (6), (7), (8), and (9) hereof shall not constitute Events of Default and (y) Sections 6.1(4) and 6.1(5) hereof shall not constitute an Event of Default to the extent they occur after the 91st day following the occurrence of the Company's exercise of Covenant Defeasance; provided, however that for all other purposes as set forth herein, such Covenant Defeasance provisions shall be effective.

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SECTION VIII.4    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

                  The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (97) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States legal tender, U.S. Government Obligations, or a combination thereof, in amounts that shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Trustee must have, for the benefit of Holders of the Notes, a valid, perfected exclusive security interest in such trust;

                  (98) in the case of an election under Section 8.2 hereof, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (99) in the case of an election under Section 8.3 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee from United States legal counsel confirming that Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (100) in the case of an election under Section 8.2 or 8.3 hereof, (x) no Default or Event of Default shall have occurred and be continuing on the date of the deposit (other than a Default or Event of Default resulting from borrowing of funds to be applied to such deposit), and (y) no Event of Default specified in Section 6.1(4) or (5) hereof shall have occurred at any time from the date of the deposit to the 91st calendar day thereafter (it being understood that this condition to Legal Defeasance or Covenant Defeasance may not be satisfied until such 91st calendar day after the date of deposit);

                  (101) the Defeasance may not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

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
                  (102) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent to hinder, delay or defraud any other of the Company's creditors; and

                  (103) the Company must deliver to the Trustee an Officers' Certificate confirming the satisfaction of the conditions in clauses (a) through
(f) above, and an Opinion of Counsel, confirming the satisfaction of the conditions in clauses (a) (with respect to the validity and perfection of the security interest), (b), (c) and (e) above.

                  Legal Defeasance and Covenant Defeasance shall be deemed to occur on the date all of the applicable conditions set forth in this Section 8.4 are satisfied.

SECTION VIII.5 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

                  Subject to Section 8.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.4 hereof which, in the opinion of a firm of independent public accountants nationally recognized in the United States expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION VIII.6    REPAYMENT TO COMPANY

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and


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premium, if any, Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION VIII.7    REINSTATEMENT

                  If the Trustee or Paying Agent is unable to apply any United States legal tender or U.S. Government Obligations in accordance with Section
8.2 or 8.3 hereof, as the case may be, by reason of any order directing the repayment of the deposited money to the Company or otherwise making the deposit unavailable to make payments under the Notes when due, or if any court enters an order avoiding the deposit of money with the Trustee or Paying Agent or otherwise requires the payment of the money so deposited to the Company or to a fund for the benefit of its creditors, then (so long as the insufficiency exists or the order remains in effect) the Company's and the Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.3 or 8.4 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.3 or 8.4 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE IX
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION IX.1      WITHOUT CONSENT OF HOLDERS OF NOTES

                  Notwithstanding Section 9.2 hereof, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or any Guarantee, without the consent of any Holder of a Note:

                  (104) to cure any ambiguity, defect or inconsistency;

                  (105) to provide for uncertificated Notes in addition to or in place of certificated Notes;

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
                  (106) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article V hereof;

                  (107) to provide for additional Guarantors as set forth in
Section 4.15 hereof or for the release or assumption of a Guarantee in compliance with this Indenture;

                  (108) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights hereunder of any Holder of the Note;

                  (109) to comply with the provisions of the Depositary, Euroclear or Clearstream or the Trustee with respect to the provisions of this Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein;

                  (110) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

                  (h) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION IX.2      WITH CONSENT OF HOLDERS OF NOTES

                  Except as expressly stated otherwise in this Section 9.2, and subject to Sections 6.4 and 6.7 hereof, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

                  Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate


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
principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company or any Subsidiary with any provision of this Indenture or the Notes.

                  However, without the consent of each Holder affected (it being understood that, except as expressly stated otherwise in paragraphs (a) through
(d) below, Section 4.13 and 4.14 hereof may be amended, waived or modified in accordance with the first paragraph of this Section 9.2) an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                  (111) change the Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof at the Company's option, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at the Company's option, on or after the Redemption
Date), or after an Asset Sale has occurred reduce the Asset Sale Offer Price with respect to the corresponding Asset Sale or alter the provisions (including the defined terms used therein) regarding the Company's right to redeem the Notes; or

                  (112) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture; or

                  (113) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

                  (114) cause the Notes or any Guarantee to become contractually subordinate in right of payment to any other Indebtedness.

                  In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

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
                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

SECTION IX.3      COMPLIANCE WITH TRUST INDENTURE ACT

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION IX.4      REVOCATION AND EFFECT OF CONSENTS

                  Until an amendment, supplement or waiver becomes effective (as determined by the Company and which may be prior to any such amendment, supplement or waiver becoming operative), a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective (as determined by the Company), which may be prior to any such amendment, supplement or waiver becoming operative.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (a) through (d) of Section 9.2 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided, that any such waiver shall not impair or affect the right of any non-consenting Holder to receive payment of principal and premium of and interest (and Liquidated Damages, if any) on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

SECTION IX.5      NOTATION ON OR EXCHANGE OF NOTES

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION IX.6      TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.


                                    ARTICLE X
                                   GUARANTEES

SECTION X.1       GUARANTEES

                  By its execution hereof, each of the Guarantors acknowledges and agrees that it receives substantial benefits from the Company and that such party is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits and services. Accordingly, subject to the provisions of this Article X, each Guarantor, jointly and severally, hereby unconditionally guarantees on a senior basis to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that:
(i) the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, and interest on overdue principal, premium, if any, Liquidated Damages, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control, upon an Asset Sale Offer or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.5 hereof (collectively, the

"Guarantee Obligations").

                  Subject to the provisions of this Article X, each Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Guarantors, the Company, the Subsidiaries, any Benefitted Party, any creditor of the Guarantors, the Company or the Subsidiaries or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed;
(d) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantors hereby covenant that, except as otherwise provided therein, the Guarantees shall not be discharged except by payment in full of all Guarantee Obligations, including the principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture or as provided in Article VIII.

                  If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantors, or any trustee or similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or the Guarantors to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. Each Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Guarantee.

SECTION X.2       EXECUTION AND DELIVERY OF GUARANTEES

                  To evidence the Guarantees set forth in Section 10.1 hereof, each of the Guarantors agrees that a notation of the Guarantees substantially in the form included in Exhibit A hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of each of the Guarantors by an Officer of each of the Guarantors.

                  Each of the Guarantors agree that the Guarantees set forth in this Article X shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantees.

                  If an Officer whose facsimile signature is on a Note or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantees are endorsed, the Guarantees shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

SECTION X.3       GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

                  (115) Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of any Guarantor with or into each other or with or into the Company. Upon any such consolidation or merger, the Guarantee of the Guarantor that does not survive the consolidation or merger shall no longer be of any force or effect.

                  (116) Except for a merger or consolidation in which a Guarantor is sold and its Guarantee is released in compliance with the provisions of Section 10.4 hereof, no Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless (i) subject to the provisions of the following paragraph and the other provisions of this Indenture, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall guarantee on a non-subordinated basis all of such Guarantor's obligations under such Guarantor's Guarantee on the terms set forth in this Indenture; and (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred or be continuing. The provisions of this Section 10.3(b) shall not apply to the merger of any Guarantors with and into each other or with or into the Company. In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor corporation shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

                  (117) The Trustee, subject to the provisions of Section 11.4 hereof, shall be entitled to receive an Officers' Certificate as conclusive evidence that any such consolidation or merger, and any such assumption of Guarantee Obligations, comply with the provisions of this Section 10.3. Such Officers' Certificate shall comply with the provisions of Section 11.5 hereof.

SECTION X.4       RELEASE OF GUARANTORS

                  Notwithstanding Section 10.3(b) hereof, upon the sale or disposition (including by merger or stock purchase) of a Subsidiary Guarantor (as an entirety), or the designation of a Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with this Indenture (including, without limitation, the provisions of Section 4.13 hereof), such Subsidiary Guarantor shall be deemed released from its obligations under its Subsidiary Guarantee of the Notes; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of any Subordinated Indebtedness or any unsecured Indebtedness that ranks pari passu with the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor shall also terminate upon such release, sale or transfer.

                  Upon delivery by the Company to the Trustee of an Officer's Certificate, to the effect that such sale or other disposition or that such designation was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Guarantee. Except as provided in Section 10.3(a) hereof, any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.

                  Notwithstanding the foregoing provisions of this Article X,
(i) any Guarantor whose Guarantee would otherwise be released pursuant to the provisions of this Section 10.4 may elect, at its sole discretion, by written notice to the Trustee, to maintain such Guarantee in effect notwithstanding the event or events that otherwise would cause the release of such Guarantee (which election to maintain such Guarantee in effect may be conditional or for a limited period of time), and (ii) any Subsidiary of the Company which is not a Guarantor may elect, at its sole discretion, by written notice to the Trustee, to become a Guarantor (which election may be conditional or for a limited period of time).

SECTION X.5       LIMITATION OF GUARANTOR'S LIABILITY; CERTAIN BANKRUPTCY EVENTS

                  (118) Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligation of such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the Guarantee Obligations of such Guarantor under this Article X shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Guarantee Obligations of such other Guarantor under this Article X, result in the Guarantee Obligations of such Guarantor under the Guarantee of such Guarantor not constituting a fraudulent transfer or conveyance.

                  (119) Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under
Section 362 or 105 of the Bankruptcy Law or otherwise.

SECTION X.6       APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE GUARANTORS

                  (120) For purposes of any provision of this Indenture which provides for the delivery by any Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.1 hereof shall apply to such Guarantor as if references therein to the Company were references to such Guarantor.

                  (121) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 11.2 hereof as if references therein to the Company were references to such Guarantor.

                  (122) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on any Guarantor may be given or served as described in Section 11.2 hereof as if references therein to the Company were references to such Guarantor.

                  (123) Upon any demand, request or application by any Guarantor to the Trustee to take any action under this Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section
11.4 hereof as if all references therein to the Company were references to such Guarantor.

                                   ARTICLE XI
                                  MISCELLANEOUS

SECTION XI.1      TRUST INDENTURE ACT CONTROLS

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control.

SECTION XI.2      NOTICES

                  Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

If to the Company
or the Guarantors:
                           CSK Auto, Inc.
                           645 East Missouri Ave.
                           Phoenix, AZ 85012
                           Attention: Don Watson, Chief Financial Officer

with copies (which
shall not constitute
notice) to:
                           Gibson, Dunn & Crutcher LLP
                           1801 California Street, Suite 4200
                           Denver, CO 80202
                           Attention: Richard M. Russo


If to the Trustee:
                           Bank of New York
                           101 Barclay Street, Floor 21W
                           New York, NY 10286
                           Attention: Corporate Trust Administration

                  The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when answered back, if telexed; (iii) when receipt acknowledged, if telecopied; and (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION XI.3      COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION XI.4      CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (124) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signer or signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (125) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been satisfied.

SECTION XI.5      STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (126) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (127) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (128) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (129) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificate of public officials.

SECTION XI.6      RULES BY TRUSTEE AND AGENTS

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION XI.7      NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
            STOCKHOLDERS

                  No past, present or future director, officer, employee, incorporator, Affiliate or stockholder (direct or indirect) of the Company or the Guarantors (or any such successor entity), as such, shall have any personal liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with this Indenture. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION XI.8      GOVERNING LAW

                  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

SECTION XI.9      NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION XI.10     SUCCESSORS

                  All agreements of the Company and the Guarantors in this Indenture and the

Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION XI.11     SEVERABILITY

                  In case any one or more of the provisions of this Indenture or in the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION XI.12     COUNTERPART ORIGINALS

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION XI.13     TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date first written above.

                                 THE COMPANY:
                                 CSK AUTO, INC.


                                 By:     /s/ Lon B. Novatt
                                    ------------------------------
                                    Name: Lon B. Novatt
                                    Title:   Senior Vice President



                                 THE GUARANTORS:
                                 CSK AUTO CORPORATION



                                 By:      /s/ Lon B. Novatt
                                    ------------------------------
                                    Name: Lon B. Novatt
                                    Title:   Senior Vice President


                                 AUTOMOTIVE INFORMATION SYSTEMS, INC.


                                 By:      /s/ Lon B. Novatt
                                    ------------------------------
                                    Name: Lon B. Novatt
                                    Title:   Senior Vice President



                                 CSKAUTO.COM, INC.



                                 By:      /s/ Lon B. Novatt
                                    ------------------------------
                                    Name: Lon B. Novatt
                                    Title:   Senior Vice President



                                 THE TRUSTEE:
                                 THE BANK OF NEW YORK



                                 By:      /s/ Van Brown
                                    ------------------------------
                                    Name: Van Brown
                                    Title:   Vice President

                                    EXHIBIT A

                                 [FORM OF NOTE]

                                 CSK AUTO, INC.

                      12% [SERIES A] [SERIES B] SENIOR NOTE
                                    DUE 2006

                                                               CUSIP: __________
No.                                                            $________________


         CSK Auto, Inc., an Arizona corporation (hereinafter called the "Company" which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________, or registered assigns, the principal sum of __________ Dollars, on June 15, 2006.

         Interest Payment Dates: June 15 and December 15; commencing June 15, 2002.

         Record Dates:   June 1 and December 1

         Pursuant to section 1271 et seq. of the Internal Revenue Code of 1986, as amended, (i) the issue price of this Note is $983.28 per $1,000 stated principal amount due at maturity, (ii) the amount of original issue discount is $16.72 per $1,000 stated principal amount due at maturity, (iii) the issue date is December 21, 2001, and (iv) the yield to maturity is 12.50%.

         Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                    CSK Auto, Inc.,
                                    an Arizona corporation

                                    By:     ___________________________
                                            Name:
                                            Title:



                                    By:     ___________________________
                                            Name:
                                            Title:


Dated:   _____________

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Notes described in the within-mentioned Indenture.

                                    The Bank of New York

                                    By:     ____________________________
                                            Authorized Signatory

Dated:   _____________

(Back of Note)

12%  [Series A] [Series B](1) Senior Notes due 2006

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.](2)

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](3)


--------
1        Series A should be replaced with Series B in the Exchange Notes.

2        To be included only on Global Notes deposited with DTC as Depositary.

3        To be included only on Global Notes deposited with DTC as Depositary.

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE.](4)

[THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR
(7) OF REGULATION D UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING THE TRANSFER OF THIS NOTE AND , IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS


--------
4        To be included only on Reg S Temporary Global Notes.

REFERRED TO IN (A) ABOVE.](5)

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. Interest. CSK Auto, Inc., an Arizona corporation (the "Company"), promises to pay interest on the principal amount of this Note at 12% per annum from the Issue Date until maturity and will pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). The first Interest Payment Date shall be June 15, 2002. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date (defined below) referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date (each a "Record Date"), even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as defined below) with respect to defaulted interest. The Notes shall be payable as to principal, interest, premium, if any, and Liquidated Damages, if any, at the office or agency of the Company maintained within the City and State of New York for such purpose, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds to an account within the United States shall be required with respect to principal of and interest, premium, if any, and Liquidated Damages, if any, on all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.


--------
5        To be included only on Transfer Restricted Notes.

         3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. Indenture. The Company issued the Notes under an Indenture dated as of the Issue Date, ("Indenture") by and among the Company, the Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb).
The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

         5. Optional Redemption.

                  (a) Except as set forth in clause (b) of this Section, the Company shall not have the option to redeem the Notes pursuant to this Section prior to December 15, 2004. The Notes shall be redeemable for cash at the option of the Company, in whole or in part, at any time on or after December 15, 2004, upon not less than 30 days nor more than 60 days prior notice mailed by first class mail to each Holder at its last registered address, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive the corresponding interest due (and the corresponding Liquidated Damages, if any) on the corresponding Interest Payment Date that is on or prior to such redemption date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption of the Notes (the "Redemption Date"):

            YEAR                                                           PERCENTAGE
            ----                                                           ----------

            December 15, 2004 through December 15, 2005......................106.000%

            December 15, 2005 through maturity...............................100.000%

                  (b) Notwithstanding the provisions of clause (a) of this Section, at any time or from time to time on or prior to December 15, 2004, upon any Equity Offering of the Company's common stock for cash, up to 35% of the aggregate principal amount of the Notes issued pursuant to the Indenture (only as necessary to avoid any duplication, excluding any replacement Notes) may be redeemed at the Company's option within 90 days of such Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Notes to be redeemed, with cash received by the Company from the Net Cash Proceeds of such Equity Offering, at a redemption price equal to 112% of principal, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Notes originally issued pursuant to the Indenture on the Issue Date remain outstanding (only as necessary to avoid any duplication, excluding any replacement Notes).

                  (c) Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults in such payments due on the redemption date.

         6. Mandatory Redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes. The Notes shall not have the benefit of any sinking fund.

         7. Offers to Purchase.

                  (130) Change of Control. In the event that a Change of Control has occurred, each Holder of Notes shall have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (the "Change of Control Purchase Date").

         The Change of Control Offer shall be made within 10 Business Days following a Change of Control and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). No later than Five Business Days after expiration of the Change of Control Offer Period, the Company shall purchase all Notes properly tendered in response to the Change of Control Offer.

                  (131) Asset Sale. (a) The Company shall not and the Subsidiary Guarantors shall not, and neither the Company nor the Subsidiary Guarantors shall permit any of the Company's Subsidiaries to, in one or a series of related transactions with respect to assets or Equity Interests that have a fair market value of $1.5 million or more, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of a Subsidiary Guarantor or one of the Company's Subsidiaries), and including any sale or other transfer or issuance of any Equity Interests of any of the Company's Subsidiaries or Equity Interests of any of the Company's Unrestricted Subsidiaries owned by the Company or any of the Company's Subsidiaries and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless:

                  (1) at least 80% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, or Related Business Assets; and

                  (2) the Company determines in good faith that the Company receives or such Subsidiary receives, as applicable, fair market value for such Asset Sale.

For purposes of clause (1) above, total consideration received means the total consideration received for such Asset Sale, minus (a) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary agreement that releases the Company or such Subsidiary from further liability minus (b) the fair market value of property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents; provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.

                  (b) Within 300 days following such Asset Sale or the receipt of such Net Cash Proceeds, the Net Cash Proceeds therefrom (the "Asset Sale Amount") shall be:

                  (1) invested (or committed, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 30 days) in Additional Assets (except in connection with the acquisition of a Subsidiary which is a Subsidiary Guarantor in a Related Business other than notes, bonds, obligation and securities) or used to make Permitted Investments other than those under clauses
(a), (b), and (c) under the definition of "Permitted Investments" in the Indenture, which in the good faith reasonable judgment of the Company's Board of Directors shall immediately constitute or be a part of a Related Business of the Company or its Subsidiaries following such transaction; or

                  (2) used to retire (i) Purchase Money Indebtedness secured by the asset which was the subject of the Asset Sale, or (ii) Indebtedness outstanding under the Credit Agreement and to permanently reduce the amount of such Indebtedness permitted to be incurred pursuant to Section 4.7(b)(3) of the Indenture; or

                  (3) applied to the optional redemption of the Notes in accordance with the terms of the Indenture and the repurchase and redemption of the Company's other Indebtedness ranking on a parity with the Notes pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding.

Pending the final application of any Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by the Indenture.

                  (132) The accumulated Net Cash Proceeds from Asset Sales not applied as set forth in Sections 4.13(b)(1), (2), or (3) of the Indenture shall constitute "Excess Proceeds."

Within 30 days after the date that the amount of Excess Proceeds exceeds $5,000,000, which date shall not be prior to 330 days after to the Asset Sale that generated such Excess Proceeds, the Company shall apply the Excess Proceeds (the "Asset Sale Offer Amount") to the repurchase of the Notes and such other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment. Each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period").

         1. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

         2. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         3. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default or compliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Notes or the Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to provide for additional Guarantees as set forth in the Indenture or for the release or assumption of Guarantees in compliance with the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes (including the addition of any Guarantor) or that does not adversely affect the rights under the Indenture of any such Holder, to comply with the provisions of the Depositary, Euroclear or Clearstream or the Trustee with respect to the provisions of the Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date thereof.

         4. Defaults and Remedies. The Indenture provides that each of the following constitutes an Event of Default: 1.

                  (2) the Company's failure to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

                  (3) the Company's failure to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable;

                  (4) the Company's failure to observe or perform any other covenant or agreement contained in the Notes or the Indenture, including the provisions of Sections 4.13 and 4.14 thereunder and the continuance of such failure for a period of 45 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

                  (5) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (6) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

                  (7) a default in the Company's Indebtedness or the Indebtedness of any of the Company's Subsidiaries with an aggregate amount outstanding in excess of $10.0 million (a) resulting from the failure to pay principal at maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

                  (8) final unsatisfied judgments not covered by insurance aggregating in excess of $10.0 million, at any one time rendered against the Company or any of the Company's Subsidiaries and not stayed, bonded or discharged within 60 days;

                  (9) the Parent Guarantee of the Parent Guarantor ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Parent Guarantee and this Indenture) or the Parent Guarantor denies or disaffirms its obligations under the Parent Guarantee and such Event of Default continues for 10 days; and

                  (10) any Subsidiary Guarantee of a Subsidiary Guarantor that is a Significant Subsidiary ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Subsidiary Guarantee and the Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee and such Event of Default continues for 10 days.

         1. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         2. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Company or the Guarantors (or any such successor entity), as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with this Indenture. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         3. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         4. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         5. Additional Rights of Holders of Transfer Restricted Notes.(6) In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, among the Company, the Guarantors and the Initial Purchaser (the "Registration Rights Agreement").

         6. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

         18. Notation of Guarantee. As more fully set forth in the Indenture, to the extent permitted by law, each of the Guarantors from time to time, in accordance with Article X of the Indenture, unconditionally and jointly and severally guarantees, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that:

         By its execution hereof, each of the Guarantors acknowledges and agrees that it receives substantial benefits from the Company and that such party is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits and services. Accordingly, subject to the provisions of Article X of the Indenture, each Guarantor, jointly and severally, hereby unconditionally guarantees on a senior basis to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that:
(i) the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, and interest on overdue principal, premium, if any, Liquidated Damages, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control, upon an Asset Sale Offer or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.5 of the Indenture (collectively, the "Guarantee Obligations").

         When a successor assumes all the obligations of its predecessor under the Notes and the

--------
6        To be included only on Transfer Restricted Notes.

Indenture, the predecessor may be released from those obligations.

         19. Governing Law. THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL LAWS AND RULES 327(b).

                  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Registration Rights Agreement](7). Requests may be made to:

                           CSK Auto, Inc.
                           645 East Missouri Ave.
                           Phoenix, AZ 85012


--------
7        To be included only on Transfer Restricted Notes.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (We) assign and transfer this Note to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:
      --------------------------------------

                                    Your Signature:
                                                   -----------------------------
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*


--------------------------------------------------------------------------------



*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) in such other guarantee program acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture, check the box below:

[ ]           Section 4.13                       Section 4.14

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture, state the amount you elect to have purchased (in denominations of $1,000 only, except if you have elected to have all of your Notes purchased): $___________

Date:                            Your Signature:
     -----------------                          --------------------------------
                                 (Sign exactly as your name appears on the Note)


                        Social Security or Tax Identification No.:______________

Signature Guarantee*

--------------------------------------------------------------------------------





*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) in such other guarantee program acceptable to the Trustee.

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(8)

         The following exchanges of an interest in this Global Note for an interest in another Global Notes or for a Definitive Note, or exchanges of an interest in another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                            Principal Amount           Signature
                           Amount of Decrease      Amount of Increase        of this Global          of Authorized
                           in Principal Amount     in Principal Amount     Note Following Such     Signatory of Trustee
     Date of Exchange      of this Global Note     of this Global Note     Decrease (or Increase)    or Note Custodian
     ----------------      -------------------     -------------------     ---------------------    -----------------



--------
8        This should be included only if the Note is issued in global form.

                                    GUARANTEE

                  The Guarantors listed below (hereinafter referred to as the "Guarantors," which term includes any successors or assigns under the Indenture, dated the date hereof, among the Guarantors, the Company (defined below) and The Bank of New York, as trustee (the "Indenture") and any additional Guarantors), have irrevocably and unconditionally guaranteed on a senior basis the Guarantee Obligations (as defined in Section 10.1 of the Indenture), which include (i) the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the 12% Senior Notes due 2006 (the "Notes") of CSK Auto, Inc., an Arizona corporation (the "Company"), whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer, or otherwise.

                  The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in
Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

                  No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Guarantors (or any such successor entity), as such, shall have any liability for any obligations of the Guarantors under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with the Indenture.

                  This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture or until released or legally defeased in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collectibility.

                  This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                  The obligations of each Guarantor under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

                  THE TERMS OF ARTICLE X OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

                  Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                  IN WITNESS WHEREOF, each of the Guarantors has caused this instrument to be duly executed.

Dated: _____________

                                            CSK Auto Corporation

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            Automotive Information Systems, Inc.



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            CSKAUTO.COM, Inc.



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                    EXHIBIT B
                         FORM OF CERTIFICATE OF TRANSFER

CSK Auto, Inc.
645 East Missouri Avenue
Phoenix, Arizona 85012


The Bank of New York
5 Penn Plaza, 13th Floor
New York, NY 10001

         Re: 12 % Senior Notes due 2006

Dear Sirs:

         Reference is hereby made to the Indenture, dated as of December 21, 2001 (the "Indenture"), among CSK Auto, Inc., as issuer (the "Company"), the Guarantors party thereto and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and the interest transferred shall be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

[ ] (a) Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

[ ] (b) Such Transfer is being effected to the Company or a subsidiary thereof; or

[ ] (c) Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

[ ] (d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive

         Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in a form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification and provided to the Company, which has confirmed its acceptability), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

[ ]      (a) CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is
being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

[ ]      (b) CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is
being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

[ ]      (c) CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer
is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                            Dated:
-------------------------------                   ------------------------------
[Insert Name of Transferor]


By:
   ----------------------------
   Name:
   Title:

                       ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

[ ]      (a)      a beneficial interest in the:

[ ]               (i)      144A Global Note (CUSIP        ), or
                                                  --------

[ ]               (ii)     Regulation S Global Note (CUSIP        ), or
                                                          --------

[ ]      (b)      a Restricted Definitive Note.

2.       After the Transfer the Transferee will hold:

[CHECK ONE]

[ ]      (a)      a beneficial interest in the:

[ ]               (i)      144A Global Note (CUSIP        ), or
                                                  --------

[ ]               (ii)     Regulation S Global Note (CUSIP        ), or
                                                          --------

[ ]               (iii)    Unrestricted Global Note (CUSIP        ); or
                                                          --------

         (b)      a Restricted Definitive Note; or

         (c)      an Unrestricted Definitive Note,

         in accordance with the terms of the Indenture.

                                    EXHIBIT C
                         FORM OF CERTIFICATE OF EXCHANGE

CSK Auto, Inc.
645 East Missouri Ave.
Phoenix, Arizona 85012


The Bank of New York
5 Penn Plaza, 13th Floor
New York, NY 10001

                  Re: 12 % Senior Notes due 2006

Dear Sirs:

                  Reference is hereby made to the Indenture, dated as of December 21, 2001 (the "Indenture"), between CSK Auto, Inc., as issuer (the "Company"), the Guarantors party thereto and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ____________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

                  1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE.

[ ]                        (a) CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN
A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the

Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

[ ]                        (b) CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN
A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

[ ]                        (c) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE
NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

[ ]                        (d) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE
NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

         2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

[ ]                        (a) CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN
A

RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

[ ]                        (b) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE
NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the: [CHECK ONE] 144A Global Note or Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

--------------------------
[Insert Name of Owner]



By:
   ------------------------
   Name:
   Title:


Dated:
      ---------------------

                                    EXHIBIT D
                       FORM OF CERTIFICATE FROM ACQUIRING
                        INSTITUTIONAL ACCREDITED INVESTOR

CSK Auto, Inc.
645 East Missouri Avenue
Phoenix, Arizona 85012


The Bank of New York
5 Penn Plaza, 13th Floor
New York, NY 10001

                  Re: 12 % Senior Notes due 2006

Dear Sirs:

                  Reference is hereby made to the Indenture, dated as of December 21, 2001 (the "Indenture"), between CSK Auto, Inc., as issuer (the "Company"), the Guarantors party thereto and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $____________ aggregate principal amount of: (a) a beneficial interest in a Global Note, or
(b) a Definitive Note, we confirm that:

                  1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any Guarantor or any of their respective subsidiaries, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S.

broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if the proposed transfer is in respect of an aggregate principal amount of Notes of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act, (F) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company) or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note from us in a transaction meeting the requirements of clauses (A) through (F) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Initial Purchasers.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                             Dated:                   ,
-----------------------------------                ------------------  ----
[Insert Name of Accredited Investor]



By:
   --------------------------------
Name:
Title:

                                    EXHIBIT E
                FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY
                             SUBSEQUENT GUARANTORS


                  Supplemental Indenture (this "Supplemental Indenture"), dated as of ____, among ___________________ (the "Guaranteeing Subsidiary"), a subsidiary of CSK Auto, Inc. (or its permitted successor), an Arizona corporation (the "Company"), the Company and The Bank of New York, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H
                               -------------------

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of December 21, 2001, providing for the issuance of 12 % Senior Notes due 2006 (the "Notes");

                  WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which any newly-acquired or created Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

                  WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                  1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. Agreement to Guarantee. The Guaranteeing Subsidiary irrevocably and unconditionally guarantees the Guarantee Obligations, which include (i) the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and payment of expenses, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise.

                  The obligations of Guaranteeing Subsidiary to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee.

                  No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Guaranteeing Subsidiary (or any such successor entity), as such, shall have any liability for any obligations of the Guaranteeing Subsidiary under this Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with the Indenture.

                  This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guaranteeing Subsidiary and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collectibility.

                  The obligations of the Guaranteeing Subsidiary under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

                  THE TERMS OF ARTICLE X OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

                  3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                  4. Counterparts. The parties may sign any number of copies of this

Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                                   THE COMPANY:

                                   CSK Auto, Inc.



                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:



                                   GUARANTEEING SUBSIDIARY:

                                   NAME:



                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:



                                   THE TRUSTEE:
                                   The Bank of New York

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title: